UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ASTRONOVA, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

AstroNova®

# AstroNova
# 2025 Proxy Statement

## Notice of 2025 Annual Meeting

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS July 9, 2025	AstroNova, Inc. 600 East Greenwich Avenue West Warwick, Rhode Island 02893

To the Shareholders of AstroNova, Inc.:

Notice is hereby given that the 2025 Annual Meeting of Shareholders of AstroNova, Inc. (the “Company,” “we” or “our”) will be held at the offices of Foley Hoag LLP, Seaport West, 155 Seaport Boulevard, Boston, Massachusetts on Wednesday, July 9, 2025, beginning at 9:00 a.m., Eastern Daylight Time for the following purposes:

(1)	To consider and vote upon the election of six directors to serve until the next annual meeting of shareholders or until their successors are elected and have qualified;

(2)	To conduct a non-binding, advisory vote to approve the Company’s executive compensation;

(3)	To consider and vote upon a non-binding, advisory “say on frequency” proposal on the frequency of future shareholder advisory votes on executive compensation;

(4)	To ratify the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2026; and

(5)	To transact such other business as may properly come before the meeting.

The close of business on May 15, 2025 has been fixed as the record date for determining shareholders entitled to attend or vote at the annual meeting or any adjournment thereof.

You may vote on these matters at the annual meeting or by proxy. Whether or not you plan to attend the meeting, please promptly complete and return the enclosed WHITE proxy card in the enclosed addressed, postage-paid envelope or vote via the Internet or telephone, so that your shares will be represented and voted at the meeting in accordance with your wishes. If you attend the meeting, you may withdraw your proxy, or Internet or telephone vote, and vote your shares in person.

Your vote is especially important at this year’s Annual Meeting. As you may have seen, Samir Patel (“Patel”), on behalf of himself as a shareholder of the Company and jointly with Askeladden Capital Management LLC (“Askeladden”), a fund founded by Patel and for which he serves as a portfolio manager, has notified the Company of his intent to nominate Shawn Kravetz, Jeff Sands, Ryan Oviatt, Boyd Roberts, and Samir Patel for election as directors at the Annual Meeting in opposition to our Board’s recommended nominees. Our Board does not endorse any candidate nominated by Patel and unanimously recommends that you vote FOR the election of each of the nominees proposed by the Board and WITHHOLD all of the Patel nominees by using the enclosed WHITE proxy card or voting instruction form.

The Board strongly urges you not to sign or return any proxy card sent to you by Patel. If you have already submitted a proxy card sent to you by Patel, you can revoke such proxy and vote for your Board’s nominees and on the other matters to be voted on at the Annual Meeting by marking, signing and dating the enclosed WHITE proxy card or voting instruction form and returning it in the enclosed postage-paid envelope or by voting via Internet or phone by following the instructions on your WHITE proxy card or WHITE voting instruction form. Only your latest validly executed proxy will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

PLEASE NOTE THAT THIS YEAR, YOUR WHITE PROXY CARD LOOKS DIFFERENT. SECURITIES AND EXCHANGE COMMISSION RULES REQUIRE US TO USE A “UNIVERSAL PROXY CARD.” THIS MEANS THE COMPANY’S WHITE PROXY CARD IS REQUIRED TO LIST THE PATEL NOMINEES IN ADDITION TO THE BOARD’S NOMINEES. AS SUCH, IT HAS MORE NAMES ON IT THAN THERE ARE SEATS UP FOR ELECTION. PLEASE MARK YOUR CARD CAREFULLY AND VOTE “FOR” ONLY THE SIX (6) NOMINEES AND OTHER PROPOSALS RECOMMENDED BY THE BOARD.

By Order of the Board of Directors

Daniel S. Clevenger
Secretary
May 19, 2025

The accompanying proxy statement and WHITE proxy card are expected to be first sent to shareholders on or about May 19, 2025.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 9, 2025.

The Company’s Proxy Statement, Annual Report and other soliciting materials are available for viewing, printing and downloading at:

https://web.viewproxy.com/ALOT/2025

This website does not use “cookies” to track or identify visitors

Important Notice Regarding Forward-Looking Information Contained in this Proxy Statement

Any forward-looking statements contained in this Proxy Statement are included pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but rather reflect our current expectations concerning future events and results. These statements may include the use of the words “believes,” “expects,” “intends,” “plans,” “anticipates,” “likely,” “continues,” “may,” “will,” and similar expressions to identify forward-looking statements. Such forward-looking statements, including those concerning the Company’s anticipated performance, involve risks, uncertainties and other factors, some of which are beyond our control, which may cause our actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks, uncertainties and factors include, but are not limited to, (i) the risk that our organizational improvements at MTEX may not result in the benefits that we expect; (ii) the risk that our cost-reduction and product line rationalization initiative may not provide the expected benefits; (iii) the risk that our Aerospace customers may not convert to our ToughWriter line in the volumes or on the schedule that we expect; (iv) the risk that we may not realize the anticipated benefits of our next-generation print engine technology; and (v) those factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2025 and subsequent filings AstroNova makes with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The reader is cautioned not to unduly rely on such forward-looking statements when evaluating the information presented in this Proxy Statement.

AstroNova® is a global leader in data visualization technologies. We develop, manufacture, and support a broad array of products that acquire, store, analyze, and transform data into meaningful information that is presented in multiple formats. We have a broad global presence, significant market leadership in the aerospace industry for cockpit printers, a growing presence in the commercial print industry, and a brand that represents quality and reliability. Our large installed base and quality products create sticky customers that expand our supplies, parts and service business. Our strategy is to drive profitable growth through innovative new technologies, increasing our installed base to grow recurring revenue while strategically sourcing replacement products.

Key Elements of Our Growth Playbook

Applying AstroNova Operating System (AOS) tools across the organization

LETTER FROM OUR INDEPENDENT DIRECTORS

Dear Fellow Shareholders,

As your independent directors, we thank you for your investment in AstroNova and your confidence in our oversight of the Company. It is our pleasure to invite you to the 2025 Annual Meeting of Shareholders of AstroNova which will be held at the offices of Foley Hoag LLP, Seaport West, 155 Seaport Boulevard, Boston, Massachusetts on Wednesday, July 9, 2025, beginning at 9:00 a.m., Eastern Daylight Time. The Notice of Annual Meeting and Proxy Statement (“Proxy Statement”) accompanying this letter describe the business to be conducted at the Annual Meeting.

We believe it is especially important for you to attend the meeting this year because we are excited to share with you the progress the Company is making as it continues to strengthen its position as the global leader in data visualization technology, diversify its end markets and capabilities through strategic acquisitions, and establish the foundation from which to scale the business. We also look forward to sharing the Board’s approach to consistently further advancing our governance framework to provide oversight of AstroNova and support the Company’s vision to advance its global leadership position in data visualization technologies.

The last few years have presented some challenges for the Company as it recovered from the global pandemic, was impacted by the stoppage in production of the Boeing 737 aircraft, which is a major platform for the Company’s Aerospace products, experienced disruptions as a result of contaminated ink received from one of its suppliers, and encountered issues in connection with the MTEX acquisition. These challenges have been reflected in our financial results and have informed our strategic decisions.

We have changed the Company’s organization in response to these challenges. The Company’s executive leadership structure has been aligned to increase accountability. Tom Carll has been promoted to Senior Vice President of the Aerospace segment; Jorik Ittmann, who joined AstroNova on September 9, 2024, now serves as Vice President of Commercial Operations of the Product Identification segment; and Francois Lestage, Vice President of Operations, has assumed responsibility for all PI manufacturing and warehousing facilities, which encompass every printer and supplies manufacturing lines. The incentive compensation framework for these individuals has been realigned accordingly: segment executives are now rewarded 80 percent on segment performance and 20 percent on consolidated results, a deliberate shift from the prior structure that was based exclusively on corporate metrics. Along with management, we have implemented numerous actions to address the challenges the Company has faced, and we believe that we are nearing a critical inflection point that can change the trajectory of the organization.

You have a Board of Directors that is highly qualified with the right mix of skills and relevant executive leadership experience to help navigate the Company through these challenges and guide its strategic direction. Collectively, the members of the Board of Directors have served as directors of over 25 public companies and have a demonstrated record of success as directors and officers of and investors in companies ranging from micro-caps to large, established multinationals. From Mr. Warzala’s experience guiding the growth of Allient, Inc. as its President, Chairman and Chief Executive Officer, to Mr. Michas’ long history as a private equity investor and Chairman of the boards of directors of BorgWarner Inc. and Revvity, Inc., to Ms. Schlaeppi’s deep experience in corporate governance and international business, to Mr. Quain’s expertise as an analyst, investor and director of multiple small and micro-cap companies, to Mr. Nevin’s experience as a financial executive, the Company’s Board of Directors has the experience and qualifications necessary to continue to guide the Company and drive shareholder value. As a group, the Board of Directors and the Company’s current executive officers beneficially own approximately 16.6% of the Company’s common stock, fully aligning their interests with the interests of all shareholders.

The Company has undertaken a series of transformational initiatives designed to sharpen its competitive edge, accelerate growth, and fortify operational resilience. Foremost among these was the acquisition of MTEX, which has state-of-the-art print-engine technology that enables AstroNova to source ink from multiple suppliers. Multi-source ink capability reduces reliance on any single vendor, strengthens the Company’s bargaining position, enhances cost control, and materially mitigates supply-chain risk. It also positions the Company to meet customers’ escalating demand for flexibility, paving the way for rapid expansion from traditional labeling into higher-volume, more cost-effective solutions, including larger-format, direct-to-package, corrugated, and flexible-packaging applications. In addition, MTEX contributes low-cost vertical manufacturing capacity and a highly skilled, innovative R&D team, providing a powerful technology platform on which to scale.

We believe that given recent leadership enhancements, organizational realignment and significant technology advancement gained through acquisition, the Company is at a critical juncture. We expect that we will emerge with a demonstrated path to long-term growth and profitability. By leveraging AstroNova’s engineering and application expertise, deep industry knowledge, strong customer relationships, the Company can build a scalable, sustainable business that can be more relevant in the capital markets by driving growth with a stronger earnings engine.

You have likely received communications from Samir Patel, a shareholder of the Company (also acting through his firm, Askeladden Capital Management LLC), who is proposing to completely disrupt the progress being made in the Company by nominating five unqualified people for election as directors at our Annual Meeting. The interference a new board unacquainted with recent decision-making could create during such a critical juncture in the organization presents a significant danger of damaging the Company’s progress and employees’ morale, and disturbing both the Company’s current customers and the rapidly expanding funnel of prospective customers that the Company’s new sales leadership is building in the Product Identification business.

We do not endorse Patel’s nominees, which include himself, and unanimously recommend that you vote “FOR” the election of the six (6) nominees proposed by our Board (Gregory A. Woods, AstroNova, Inc. President and CEO, Alexis P. Michas, Darius G. Nevin, Mitchell I. Quain, Yvonne E. Schlaeppi and Richard S. Warzala) and WITHHOLD for the alternate slate on the right-hand side of the WHITE proxy card. You need ONLY elect the SIX nominees we have proposed. YOU DO NOT NEED TO SUBMIT THE GOLD PROXY CARD. IN FACT—WE SUGGEST YOU DISCARD THE GOLD PROXY CARD.

It is our privilege to represent you by serving on this Board and we sincerely appreciate your continued trust and investment in AstroNova.

With kind regards,

Your Independent Directors

Alexis P. Michas	Darius G. Nevin	Mitchell I. Quain	Yvonne E. Schlaeppi	Richard S. Warzala

LETTER FROM OUR PRESIDENT AND CEO

Dear Fellow Shareholders,

While fiscal 2025 was a challenging year, we nevertheless navigated through unexpected issues with our most recent acquisition, realigned our Product Identification segment and simplified our organizational structure.

Strategic Direction Created Platform from which to Build Greater Relevance and Scale

I believe we have a compelling story as a global leader in the data visualization industry. Over the last eleven years we have established a solid foundation in the printing technology space that has enabled us to earn our leadership position. We made select, strategic acquisitions over that time to enable scalability and to move up the value chain to grow our recurring revenue engine and capture stronger margins. This strategy has enabled us to grow our addressable market by increasing our capabilities and new product offerings to expand into adjacent markets. In fact, our revenue grew at a compound annual growth rate (“CAGR”) over the last eleven years of 7.5%. We are focused on growing the recurring revenue of the business, which has grown from 60% in fiscal 2014 to 71% of total revenue in fiscal 2025.

Importantly, we are enabling an even larger installed base of our equipment around the world through the breadth of our proprietary offerings and our unique total solution. Our global sales and service presence, combined with our distributor partnerships, enable us to capture market share across a broad geographic scope and service a large installed base of printers. And, our profitable recurring revenue engine is driven by the supplies, parts and service we provide to this installed base for both our Aerospace (the product segment formerly called Test and Measurement) and Product Identification businesses.

Technological Advancements Improve Our Competitive Position

While we have improved our competitive position with our most recent Product Identification acquisition in Portugal, we readily acknowledge that we had a good number of unforeseen issues to address with the MTEX acquisition. These issues included a lack of detailed internal controls in accounting and finance, as well as ineffectual management, poor allocation of resources creating a bloated product portfolio, challenged customer relationships and an ineffective go-to-market strategy. However, we have rapidly integrated the organization into AstroNova to address these issues and, importantly, have leveraged the core technology that MTEX provided, which was the primary driver for our purchase of MTEX. We have combined this capability with our engineering expertise to rationalize our product portfolio. This advanced print engine technology significantly improves our competitive position as we continue to deploy it into the former MTEX products, which have now been upgraded in quality and rebranded under AstroNova in order to serve larger format, higher volume markets than we have historically served. The MTEX print-engine technology gives us greater supply chain autonomy allowing for a more competitive and resilient vendor base. The MTEX technology will also be incorporated into many of our existing Product Identification printer products.

This advanced print-engine technology, intelligent automation, and ecosystem of support tools opens new opportunities for AstroNova, including:

●	Addressing larger customers requiring larger, higher performance machines and in greater quantities;

●	Bringing enhanced supply chain autonomy allowing for a more competitive and resilient vendor base;

●	Providing a higher value proposition for the customer with intelligent automation, lower cost materials, higher quality print image, more reliable equipment; and

●	Creating higher volume usage, which increases sales of supplies, parts and service.

Critical Inflection Point

We believe that we are well positioned to drive market share gains by incorporating our game changing technology into new product launches combined with new Product Identification segment leadership, increased accountability and an incentive program aligned with our Corporate goals. For these reasons, we are confident that we can deliver revenue and EBITDA growth, with much of this growth being realized in the second half of calendar 2025.

During this critical time, we need to be laser focused on the execution of our strategy. Samir Patel is attempting to disrupt the great work our team is doing by attempting to replace our highly qualified Board with nominees who lack the relevant experience and leadership to guide our Company.

YOUR VOTE IS VERY IMPORTANT. Vote “FOR” the election of the six (6) nominees proposed by our Board (Gregory A. Woods, AstroNova, Inc. President and CEO, Alexis P. Michas, Darius G. Nevin, Mitchell I. Quain, Yvonne E. Schlaeppi and Richard S. Warzala) and WITHHOLD for the alternate slate on the right-hand side of the WHITE proxy card. You need ONLY elect the SIX nominees we have proposed. WE SUGGEST YOU DISCARD THE GOLD PROXY CARD.

Thank you for your ongoing support and confidence. Warmest regards,

Gregory A. Woods

President and Chief Executive Officer

AstroNova, Inc.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

July 9, 2025

PROXY STATEMENT SUMMARY

This Proxy Statement Summary highlights information contained elsewhere in the Proxy Statement. This summary does not contain all of the information you should consider, so please read the entire Proxy Statement carefully before voting. For additional information regarding our fiscal 2025 performance, see the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2025 (“2025 Form 10-K”).

The proxy materials are being distributed via mail or made available via the Internet to our stockholders on or about May 19, 2025.

Voting Matters and Board Recommendations

Proposal	Board Recommendation

Election of Six (6) Directors	FOR Only each AstroNova Director

Advisory Vote to Approve Executive Compensation	FOR

Advisory Vote on the Frequency of Future Shareholder Advisory Votes on Executive Compensation	1 YR

Ratification of the Appointment of Independent Registered Accountants	FOR

Samir Patel’s Slate of Directors	WITHHOLD

Business Highlights

AstroNova, Inc. | 2025 Proxy Statement – 1

Proxy Statement Summary

Highlight of AstroNova’s Director Nominees

Name	Age	Director Since	Principal Occupation	Independent	Committee Membership	Other Public Company Boards

Richard S. Warzala Lead Independent Director	71	2017	Chairman, President & CEO, Allient Inc.	X	Chair, Human Capital & Compensation; Nominating & Governance	1

Gregory A. Woods	66	2014	President and CEO, AstroNova			—

Alexis P. Michas	67	2022	Managing Partner, Juniper Investment Company, LLC	X	Audit; Human Capital & Compensation	2

Darius G. Nevin	67	2025	Chairman of the Board, Psychemedics Corporation	X	Audit; Human Capital & Compensation	2

Mitchell I. Quain	73	2011	Executive Council, American Securities, Inc.	X	Chair, Audit; Human Capital & Compensation; Nominating & Governance	—

Yvonne E. Schlaeppi	65	2018	Managing Partner, Stratevise LLC General Counsel, Organon BioSciences NV, retired	X	Chair, Nominating & Governance; Audit	—

2 – AstroNova, Inc. | 2025 Proxy Statement

Proxy Statement Summary

Corporate Governance Highlights

We recognize the importance of a robust corporate governance framework to promote the interests of our stockholders. Our corporate governance highlights include:

✓  Annual election of directors

✓  Stock ownership and retention guidelines

✓  Open door policy for investors

✓  5 out of 6 independent Company director nominees

✓  Annual Board and committee evaluations

✓  Range of Company director nominee tenures

✓ One-share, one-vote standard ✓ Separate CEO and Independent Lead Director ✓ Regular Board executive sessions ✓ Board diversity ✓ No “poison pill”

Gender Diversity	Average Age	Independence
17%	68	83%

AstroNova, Inc. | 2025 Proxy Statement – 3

AstroNova, Inc.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

July 9, 2025

THE MEETING

The 2025 annual meeting of shareholders of AstroNova, Inc. (the “Company”) will be held at 9:00 a.m., Eastern Daylight Time, on Wednesday, July 9, 2025, at the offices of Foley Hoag LLP, Seaport West, 155 Seaport Boulevard, Boston, Massachusetts. At the meeting, shareholders of record on the record date for the meeting who are present or represented by proxy will have the opportunity to vote on the following matters:

●	the election of six directors to serve until the next annual meeting of shareholders or until their successors are elected and have qualified;

●

the approval, on an advisory, non-binding basis, of the compensation paid to the Company’s Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K (including in the compensation discussion and analysis, compensation tables, and accompanying narrative disclosures);

●	whether shareholders would prefer that the Company conduct future advisory votes on the compensation of its Named Executive Officers every one, two or three years;

●	the ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2026; and

●	such other business as may properly come before the meeting.

SOLICITATION OF PROXIES

This proxy statement and the accompanying WHITE proxy card are expected to be first sent to shareholders on or about May 19, 2025.

The Board of Directors (the “Board”) of the Company is soliciting proxies in connection with its 2025 annual meeting of shareholders. The Company has engaged Alliance Advisors, LLC to assist in the solicitation of proxies and provide related advice and informational support. The Company expects to pay Alliance Advisors, LLC fees and disbursements which are not expected to exceed $250,000 in the aggregate. Alliance expects that approximately 25 of its employees will assist in the solicitation. It is expected that the solicitation of proxies will be primarily by telephone, mail and electronic means. Proxies may also be solicited personally by directors, officers, and employees of the Company at nominal cost. The Company may reimburse brokerage houses and other custodians, nominees and fiduciaries holding stock for others in their names, or in those of their nominees, for their reasonable out-of-pocket expenses in sending proxy material to their principals or beneficial owners and obtaining their proxies.

Our aggregate expenses, including those of Alliance Advisors, LLC, related to our solicitation of proxies in excess of those normally spent for an Annual Meeting are a result of the potential proxy contest and excluding salaries and wages of our regular employees, are expected to amount to approximately $1,000,000, of which approximately $200,000 has been spent to date. Appendix A sets forth information relating to our directors, officers and employees who are considered “participants” in our solicitation under the rules of the Securities and Exchange Commission (the “SEC”) by reason of their position as directors the Company or because they may be soliciting proxies on our behalf.

WHO MAY VOTE

The Board has established May 15, 2025 as the record date for the annual meeting. Only shareholders of record at the close of business as of that date will be entitled to virtually attend or vote at the annual meeting. On the record date, there were 7,596,235 shares of common stock of the Company outstanding. There was no other outstanding class of voting securities.

4 – AstroNova, Inc. | 2025 Proxy Statement

Annual Meeting of Shareholders (continued)

A list of shareholders entitled to vote will be available via the website for the annual meeting. In addition, you may contact Thomas DeByle, at the Company’s offices located at 600 East Greenwich Avenue, West Warwick, Rhode Island, to make arrangements to review a copy of the shareholder list at those offices, between the hours of 9:00 a.m. and 5:00 p.m., Eastern Daylight Time, on any business day from and after June 27, 2025.

ATTENDING THE ANNUAL MEETING

The annual meeting will be held at the offices of Foley Hoag LLP, Seaport West, 155 Seaport Boulevard, Boston, Massachusetts. For those planning to attend the annual meeting, directions to Foley Hoag’s offices can be found at https://web.viewproxy.com/ALOT/2025. If you plan to attend the Annual Meeting, you must be a holder of Company shares as of the record date of May 15, 2025, and obtain an admission ticket in advance. Tickets will be available to registered and beneficial owners. You can request an admission ticket from AstroNova Investor Relations by calling (716) 843-3908 or by e-mailing ALOT@allianceadvisors.com.

You must bring your admission ticket to the Annual Meeting to ensure access to the meeting. Requests for admission tickets will be processed in the order in which they are received and must be requested no later than 5:00 p.m. Eastern Daylight Time on July 3, 2025. Please note that seating is limited. As a result, AstroNova is not able to admit the guests of either shareholders or their legal proxy holders. Requests for tickets will be accepted on a first-come, first-served basis.

On the day of the meeting, each shareholder will be required to present: a valid picture identification such as a driver’s license or passport, a copy of your brokerage statement (if you hold your shares in street name) and your admission ticket. You may be denied admission if you do not provide this information. Registration will begin at 8:00 a.m. Eastern Daylight Time and the Annual Meeting will begin at 9:00 a.m. Eastern Daylight Time on July 9, 2025. Cameras (including cell phones with photographic capabilities), recording devices and other electronic devices will not be permitted at the meeting.

HOW TO VOTE

You are entitled to one vote at the meeting for each share of common stock registered in your name at the close of business on the record date for the meeting.

SHARES HELD OF RECORD WITH OUR TRANSFER AGENT

If you are a shareholder of record, that is you have a stock certificate or hold your shares in an account with our transfer agent, Computershare, you may vote your shares at the meeting in person or by proxy via mail, the Internet, or the toll-free number (for residents of the United States and Canada) listed on your proxy card.

To vote at the annual meeting, you must attend the meeting, and then complete and submit the ballot provided at the meeting.

To vote by proxy by mail, if you received proxy materials by mail and choose to authorize your proxy by mail, simply mark your WHITE proxy card, and then date, sign and return it in the postage-paid envelope provided. If you complete all of the proxy card except the voting instructions, then the designated persons will vote your shares as follows:

●	FOR the re-election of each of Alexis P. Michas, Darius G. Nevin, Mitchell I. Quain, Yvonne E. Schlaeppi, Richard S. Warzala and Gregory A. Woods as a director of the Company;

●	FOR the approval, on an advisory, non-binding basis, of the Company’s executive compensation as described in this proxy statement;

●	FOR the option of “1 YR” as the preferred frequency for advisory votes on the compensation of the Company’s Named Executive Officers;

●	FOR the ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2026.

To vote by proxy using the Internet, you must access the website for Internet voting at www.AALvote.com/ALOT. Please have the enclosed proxy card handy when you access the website and follow the on-screen instructions. Internet voting facilities for shareholders of record will be available 24 hours a day through the closing of the polls at the annual meeting. If you vote via the Internet, you do not have to return your proxy card via mail.

AstroNova, Inc. | 2025 Proxy Statement – 5

Annual Meeting of Shareholders (continued)

To vote by proxy using the telephone, use any touch-tone telephone and call 866-804-9616 to transmit your voting instructions through the closing of the polls at the annual meeting. Please have the enclosed proxy card handy when you call and then follow the instructions. If you vote via telephone, you do not have to return your proxy card via mail.

If any other business properly comes before the meeting, then the designated persons will have the discretion, to the extent authorized by applicable rules and regulations, to vote all shares they own or represent by proxy in any manner they deem appropriate.

If you vote by proxy, whether by mail, the Internet or telephone, you may revoke your proxy at any time before it is exercised by taking one of the following actions:

●	sending written notice to the Company’s Secretary at the address set forth on the notice of meeting appearing on the cover of this proxy statement;

●	voting again via the Internet or telephone on a later date or properly executing and delivering a later-dated proxy card; or

●	attending the meeting, notifying the Company’s Secretary that you are present, and then voting in person.

SHARES HELD BY BROKERS OR NOMINEES

If the shares you own are held in “street name” by a brokerage firm, your brokerage firm, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokers also offer the option of providing voting instructions to them over the Internet or by telephone, directions for which would be provided by your brokerage firm on your vote instruction form.

Typically, under stock exchange rules applicable to most brokerage firms, if you do not give instructions to your broker, your broker would be permitted to vote any shares it holds for your account in its discretion with respect to “routine” proposals but would not be allowed to vote your shares with respect to “non-routine” proposals. Proposals 1 (re-election of directors), 2 (say on pay), and 3 (say on frequency) are “non-routine” proposals. If you do not instruct your broker how to vote with respect to these proposals, your broker will not vote your shares on them and your shares will be recorded as “broker non-votes” and will not affect the outcome of the vote on those proposals. “Broker non-votes” are shares that are held in “street name” by a bank or brokerage firm that indicates on its proxy that, while voting in its discretion on one matter, it does not have or did not exercise discretionary authority to vote on another matter. Typically, Proposal 4, regarding the ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2026, is considered to be a routine item under the applicable rules and your broker would ordinarily be able to vote on this item even if it does not receive instructions from you, so long as your broker holds your shares in its name.

However, because Patel has indicated his intention to deliver proxy materials in opposition to our Board to your bank, broker or other holder of record, to forward to you on his behalf, with respect to accounts to which Patel mails his proxy materials, your bank, broker, or other holder of record will not have discretion to vote on “routine matters,” including the approval of the appointment of Wolf & Company, P.C. as our independent registered public accounting firm for the fiscal year ending January 31, 2026 (Proposal 4). As a result, if you do not instruct your bank, broker or other holder of record on how to vote your shares, your shares may not be voted on these matters at the meeting. Accordingly, we urge you to give instructions to your bank, broker or other holder of record as to how you wish your shares to be voted so you may participate in the shareholder voting on these important matters.

If a broker or nominee holds shares of common stock in “street name” for your account, then this proxy statement may have been forwarded to you with a voting instruction card, which allows you to instruct the broker or nominee how to vote your shares on the proposals described herein. To vote by proxy or instruct your broker how to vote, you should follow the directions provided with the voting instruction card. In order to have your vote counted on Proposal 1, Proposal 2, Proposal 3 and Proposal 4, you must either provide timely voting instructions to your broker or obtain a properly executed proxy from the broker or other record holder of the shares that authorizes you to act on behalf of the record holder with respect to the shares held for your account.

6 – AstroNova, Inc. | 2025 Proxy Statement

Annual Meeting of Shareholders (continued)

VOTES REQUIRED TO TRANSACT BUSINESS AT THE MEETING

The holders of a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum.

SHAREHOLDER NOMINEES AT THE ANNUAL MEETING

Patel, a shareholder of the Company, notified the Company on March 19, 2025, of his intent to nominate five nominees for election as directors at the annual meeting in opposition to our Board’s recommended nominees.

According to a Schedule 13D filed with the Securities and Exchange Commission (the “SEC”) by Patel and Askeladden Capital Management, LLC (“Askeladden”) on March 17, 2025, as amended on March 27, 2025 (as amended, the “Patel 13D”), Patel is the principal of Askeladden, a Texas-registered investment adviser. In a revised preliminary proxy statement filed with the SEC by Patel and Askeladden on May 15, 2025, Patel reported that he is the record holder of 27 shares of the Company’s common stock and beneficially owns an additional 7,343 shares, and that Askeladden holds an additional 691,551 shares of the Company’s common stock on behalf of its clients other than Mr. Patel. In the Patel 13D, Mr. Patel reported that, as the principal of Askeladden, he may also be deemed to be the beneficial owner of the shares held by Askeladden.

Patel’s current principal business address is 1452 Hughes Road, Suite 200 #582, Grapevine, TX, 76051.

Our Board does not endorse any Patel nominees and unanimously recommends that you vote FOR the election of each of the nominees proposed by the Board and WITHHOLD all of the Patel nominees by using the enclosed WHITE proxy card or voting instruction form. The Board strongly urges you not to sign or return any proxy card sent to you by Patel and to discard the GOLD card.

IF YOU RECEIVE MORE THAN ONE PROXY CARD OR VOTING INSTRUCTION FORM

If you hold your shares in multiple accounts or registrations, or in both registered and street name, you will receive a proxy card or voting instruction form for each account. Please sign, date and return all WHITE proxy cards or voting instruction forms you receive from the Company. If you choose to vote by proxy via the telephone or the Internet, please vote once for each proxy card you receive. Only your latest dated proxy for each account will be voted.

MULTIPLE SHAREHOLDERS SHARING THE SAME ADDRESS

If you and other residents at your mailing address own shares of the Company’s common stock through a broker or other nominee, you may have received only one copy of this proxy statement and the Company’s Annual Report for its fiscal year ended January 31, 2025 (“fiscal year 2025”). If you and other residents at your mailing address own shares of common stock in your own names, you may have received only one copy of this proxy statement and the fiscal year 2025 Annual Report, unless you provided the Company’s transfer agent with contrary instructions. This practice, known as “householding,” is designed to reduce the Company’s printing and postage costs. You may promptly obtain an additional copy of this proxy statement and our fiscal year 2025 Annual Report by sending a written request to AstroNova, Inc., attention Investor Relations Department, 600 East Greenwich Avenue, West Warwick, Rhode Island 02893, or by calling the Company’s investor relations department at 716-843-3908. If you hold your shares through a broker or other nominee and wish to discontinue householding or to change your householding election, you may do so by contacting your broker or by calling 800-542-1061 or writing to Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717. If you hold shares in your own name and wish to discontinue householding or change your householding election, you may do so by calling 800-522-6645 or writing to Computershare Investor Services at P.O. Box.43006, Providence, RI 02940-3006.

BACKGROUND TO THE SOLICITATION

The summary below details significant communications and interactions leading to the solicitation, including those between representatives of the Company and Samir Patel in connection with Samir Patel’s nomination of five individuals for election to the Board at the Annual Meeting. This summary does not purport to catalog every conversation of or

AstroNova, Inc. | 2025 Proxy Statement – 7

Annual Meeting of Shareholders (continued)

among members of the Board, Company management, Company advisors and Samir Patel and its advisors relating to the solicitation. This summary also covers other material events impacting the Company during this period.

Gregory A. Woods, President and CEO, and former Chief Financial Officers, Joe O’Connell and David Smith have been actively engaged in typical investor relations conversations with Samir Patel, Portfolio Manager of Askeladden (together referenced as “Mr. Patel”), since 2017. Following his appointment as Chief Financial Officer, Thomas DeByle also was engaged in the conversations with Mr. Patel.

On August 1, 2023, the Company announced its Strategic Reorganization of the Product Identification Segment to Improve Cost and Operational Efficiencies. As part of the reorganization, AstroNova transitioned the majority of the Product Identification printer manufacturing from both its Asia and West Warwick, Rhode Island plants to the Astro Machine facility in Elk Grove Village, Illinois, resulting in a simplified supply chain, reduced redundant manufacturing, and rationalized overlapping Product Identification products.

On September 22, 2023, Mr. Woods and Mr. Smith received an email from Mr. Patel expressing his disappointment in the stock performance of the Company and its financial performance. He noted that the Aerospace segment (then referred to as Test & Measurement) appeared to be improving but that the legacy Product Identification segment was not delivering. Mr. Patel also copied shareholders Brandon Daniel and Robert Van Voorhis and Scott Solomon of Sharon Merrill, the Company’s outside investor relations firm at the time, in his communication. Mr. Patel requested in that email to speak with a Board member.

On September 25, 2023, Mr. Woods acknowledged that Mr. Patel’s comments were in line with internal discussions and with the Board noting that the Company was more frustrated with the timing of progress than Mr. Patel was. Mr. Woods proposed a follow-up time and noted he would support his request and arrange a call with the lead director.

On September 27, 2023, Mr. Patel emailed Mr. Woods and Mr. Smith ahead of their scheduled call providing charts that highlighted his concerns regarding Product Identification’s profitability dating back to fiscal 2017 and included charts of Zebra and Brady over the same time period. He also noted that the qualitative improvements that management had discussed were not demonstrated in quantitative improvements. He pointed out his concerns about the Product Identification segment’s volatile margins on relatively steady revenue while the Test & Measurement (now known as Aerospace) was producing strong profit margins although facing worse macro pressure. Mr. Patel also pointed out scale as an issue and encouraged M&A to achieve that.

Throughout the period between September 2023 and September 2024, Mr. Woods and Mr. Smith, and then Mr. DeByle when he joined the Company, communicated with Mr. Patel regarding quarterly results, the May acquisition of MTEX and ongoing progress and changes in the Company.

On February 2, 2024, the Company completed the remediation of approximately 200 of its fielded printers that were impacted by contaminated ink supplied to the Company by one of its vendors.

Throughout 2024, in addition to participating in six investment conferences and the quarterly earnings calls, Mr. Woods and Mr. Smith/Mr. DeByle frequently engaged in investor conversations via email or phone/internet.

On May 6, 2024, the Company acquired MTEX NS, which brought game-changing innovative print-engine technology that enables AstroNova to source its ink from multiple sources, which positions the Company to reduce reliance on any single supplier, strengthen its bargaining power, and better control costs. The ability to multi-source ink also increases resilience against supply disruptions and aligns the Company’s offerings with customer demand for flexibility, all of which enhance the Company’s competitive edge in the market. AstroNova expects the new print-engine technology to allow it to rapidly expand its labeling business into higher-volume, more cost-effective printing solutions and to enter the larger format, higher-volume, direct-to-package, corrugated, and flexible packaging segments. MTEX NS adds low-cost, state-of-the-art vertical manufacturing capabilities and capacity, as well as highly skilled innovative R&D resources.

From May 27, 2024, through June 7, 2024, the Company attended DRUPA, the largest printing show in the world, where the Company met many MTEX customers, dealers, and suppliers who provided positive feedback on the AstroNova acquisition of MTEX.

On June 19, 2024, the Company announced that it had appointed Thomas DeByle as Chief Financial Officer and Mr. Smith had retired.

8 – AstroNova, Inc. | 2025 Proxy Statement

Annual Meeting of Shareholders (continued)

On July 8, 2024, Kristian Vang, Director of PI Product Architecture, visited MTEX to kick off the next-generation print-engine development program for AstroNova’s new product portfolio that was announced on April 14, 2025 and displayed at the FESPA Global Print Expo in Berlin on May 6-9, 2025.

On September 9, 2024, the Company brought in new sales leadership with proven industry-specific experience. Under the new leadership of Jorik Ittmann, VP, PI Sales and Marketing, and Padraig Finn, PI Sales Director, EMEA, the Company reorganized the Global PI Printer Sales Team under a single leadership structure to provide better accountability and market coverage for all PI products, including MTEX.

On September 26, 2024, Mr. Patel sent an email Subject: “Demand Letter from Askeladden Capital” outlining three demands: 1) provide more specific quantitative communication at a segment and initiative level, 2) host an Investor Day by year-end, and 3) terminate and replace the Company’s Investor Relations firm by month-end. He noted his openness to flying to AstroNova’s offices to come to a mutually agreeable solution, but if one was not reached, he would send the letter to the Board and further escalate as needed.

On October 4, 2024, at an MTEX board meeting, Mr. Woods made clear that there were a number of apparent misrepresentations provided by the seller during the due diligence process.

On October 14, 2024, AstroNova began a formal request for proposal process to seek out a new investor relations firm.

On November 21, 2024, Mr. Woods and Mr. DeByle had a meeting in Dallas, Texas at the IDEAS Conference with Mr. Patel, Mr. Patel’s wife, and Brandon Daniel.

On December 5, 2024, the former owner and CEO of MTEX was removed from overseeing all direct reports, and the AstroNova management team assumed responsibility for all MTEX functions.

On December 5, 2024, the Company internally announced its next critical step in integrating MTEX into the Product Identification segment. The changes included completely aligning MTEX operations under AstroNova leadership and making clear that the former owner had no management authority regarding any functions within MTEX.

On December 12, 2024, during the AstroNova Investor conference call, Greg Woods stated “during the MTEX integration process, the AstroNova team discovered certain details that appear to be inconsistent with the information originally provided by the seller as part of our definitive agreements.”

On February 13, 2025, upon further investigation into the conduct of the former owner, he was suspended from the Company.

On February 26, 2025, Mr. Patel sent an email Subject: “Board meeting request” to Mr. Woods noting that Askeladden had been a long-time investor, that Askeladden had become the largest shareholder of AstroNova, and expressing his continued frustration with the performance of the Company.

On March 14, 2025, Mr. Patel requested that Mr. Woods set up a call with Mr. Warzala, and Mr. Warzala suggested that they wait until after the Board meeting on March 19 to have the call. Mr. Patel said that he did not want to wait, and Mr. Warzala agreed to have the call on March 14. Both parties agreed that the discussions would only include publicly and previously disclosed information. During the call, Mr. Patel expressed his displeasure with the performance of the Company and wanted to better understand why the ink quality issues had not been resolved more quickly. Mr. Warzala stated that it was a complex issue and that to the best of his knowledge it was now resolved and that the MTEX acquisition provided greater opportunities and flexibility in the future. Mr. Patel expressed his displeasure with the MTEX acquisition and wanted more information on the issues the Company was facing with the acquisition. Mr. Warzala stated that there was arbitration pending and preferred not to get into non-public or sensitive information at this time and suggested that it could be discussed in greater detail as the information became public. Mr. Patel expressed his desire to receive information as soon as possible, and Mr. Warzala reiterated that it would best to wait until after the upcoming Board meeting on March 19 and the dissemination of the press release. Later on March 14, 2025, Mr. Patel sent an email Subject: “Ultimatum” to Mr. Woods, Mr. DeByle and the Company’s investor relations email address, in which he stated that he expected the Company to publicly release sufficient information to allow for a call between himself, management, and an independent Director by the end of the following week or he would publish a press release reflecting his email from late February “publicly excoriating management and the Board for presiding over shareholder value destruction…”.

AstroNova, Inc. | 2025 Proxy Statement – 9

Annual Meeting of Shareholders (continued)

On March 15, 2025, Mr. Patel sent an email Subject: “Upcoming 13D filing / courtesy copy of press release / intention to run proxy contest” to Mr. Woods, Mr. DeByle, Richard Warzala, Alexis Michas, Yvonne Schlaeppi and Astro-Med Inc. regarding his intent to change his Schedule 13G filing status to a Schedule 13D, the courtesy copy of a press release and his intent to initiate a proxy contest. He threatened that the release would be published at 1 pm CT/2 pm ET on Friday, March 21, unless the Board met two conditions: the pre-announcement by the Company of its fourth quarter results by noon eastern time that Friday and the scheduling of a call between Askeladden and the Board members individually or collectively.

On March 20, 2025, the Company announced key activities in advance of its planned earnings release in April. Actions included key strategic initiatives, a restructuring plan, preliminary financial results, fiscal 2026 guidance and the amendment of its bank credit agreement and waiver related to certain covenants. The key strategic initiatives included the advances being made on next-generation print engine technology being integrated into all print machine platforms over time, with the largest platforms being the first to be incorporated. This was also the driver for the Company to have greater control of the supply chain of consumables which are a critical offering to its customers. Key strategic initiatives also included product conversion from legacy printers to the ToughWriter® technology, rationalization of product lines to simplify offerings to higher growth, higher margin products, and the reorganization of segment leadership to improve accountability and performance.

On March 21, 2025, Mr. Patel delivered a package to AstroNova headquarters. He entered the lobby and delivered it to the Company’s head of facility maintenance. He requested to see Mr. Woods or Mr. DeByle. He was told that they were not in the office. Mr. DeByle was in a meeting in a colleague’s office. Mr. Patel saw Mr. DeByle and waived him to come out. Mr. DeByle went outside into the parking lot and shook Mr. Patel’s hand. Mr. Patel requested to have a cup of coffee with Mr. DeByle, and Mr. DeByle declined.

On March 25, 2025, AstroNova dismissed the former owner of MTEX as a Director of that company, for cause.

On March 28, 2025, the Company announced the appointment of Darius Nevin to the Board of Directors. With the addition of Mr. Nevin, the Board expanded from five to six directors. Mr. Nevin’s financial experience as a public company CFO, financial acumen, combined leadership and governance experience, has augmented the highly qualified, experienced AstroNova Board.

On April 1, 2025, Joana Alves, Finance Manager, EMEA, was hired to assist in the consolidation and optimization of all accounting functions for our EMEA operations, including MTEX.

On April 11, 2025, Ricardo Tomàs accepted our offer to become Plant Manager at our MTEX facility to improve the professionalism and efficiency of the operation.

On April 14, 2025, the Company reorganized its segment leadership to simplify its operating structure, improve accountability and empower new leadership to drive change in their businesses. Tom Carll was promoted to Senior Vice President of the Aerospace segment, and Jorik Ittmann, who joined AstroNova on September 9, 2024, was named Vice President of Commercial Operations. In addition, Francois Lestage, Vice President of Operations, was put in charge of all PI Manufacturing & Warehousing facilities, which include all printer and supplies manufacturing. It also clearly delineated the leadership of the two segments. In addition to the reorganization, compensation was also changed from its previous structure to better incentivize segment performance. Compensation previously was based exclusively on consolidated corporate metrics. Under the new structure, segment leadership incentive compensation is 80% related to segment performance and 20% related to overall corporate performance.

10 – AstroNova, Inc. | 2025 Proxy Statement

PROPOSAL NO. 1 ELECTION OF DIRECTORS

At the annual meeting, six directors are to be elected to hold office until the next annual meeting and until their respective successors are elected and qualified. As part of its ongoing succession planning, the Nominating and Governance Committee makes periodic recommendations to the Board regarding the desired characteristics for potential directors, including with respect to competencies, special knowledge or expertise, experience of members, diversity and age. In all cases, the Nominating and Governance Committee seeks individuals who possess the highest ethical standards and integrity, have a history of achievement that reflects superior standards for themselves and others, have the ability to provide wise, informed and thoughtful counsel to management on a range of issues, exercise independence of thought, and possess skills and expertise appropriate to meet the Company’s needs and advance the long-term interests of the shareholders. Based on the standards set by the Nominating and Governance Committee and the qualifications set forth in this proxy statement, the Board has unanimously nominated for the election to the Board the following individuals: Alexis P. Michas, Darius G. Nevin, Mitchell I. Quain, Yvonne E. Schlaeppi, Richard S. Warzala and Gregory A. Woods.

As previously described, Patel has notified the Company of his intention to nominate five candidates for election as directors at the Annual Meeting in opposition to the nominees recommended by the Board. Although the Company is required to include all nominees for election on its universal proxy card, information regarding Patel’s nominees and other related information will be provided to you by Patel. You may receive solicitation materials from Patel, including proxy statements and proxy cards. The Company is not responsible for the accuracy or completeness of any information provided by or relating to Patel or his nominees contained in the solicitation material filed or disseminated by or on behalf of Patel or any other statements Patel may make. Shareholders will be able to obtain, free of charge, copies of all proxy statements, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the applicable party with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov).

The Board does not endorse Patel’s nominees and unanimously recommends that you use the WHITE proxy card or voting instruction form to vote FOR the election of the six (6) nominees proposed by the Board: Alexis P. Michas, Darius G. Nevin, Mitchell I. Quain, Yvonne E. Schlaeppi, Richard S. Warzala and Gregory A. Woods. The Board strongly urges you to discard and NOT to vote using any proxy card that may be sent to you by Patel. If you have already voted using a proxy card sent to you by Patel, you have every right to change your vote prior to the Annual Meeting and we strongly urge you to revoke that proxy by using the WHITE proxy card to vote in favor of ONLY the six (6) nominees recommended by the Board. Only the latest validly executed proxy that you submit will be counted. Any proxy may be revoked at any time prior to the Annual Meeting. If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Alliance Advisors, LLC, at 1-844-202-6164.

In the event that Patel withdraws his nominees, abandons his solicitation or fails to comply with the universal proxy rules after a shareholder has already granted proxy authority, any votes cast in favor of any Patel nominee will be disregarded and will not be counted, whether such vote is provided on the Company’s WHITE proxy card or Patel’s proxy card. In such case, shareholders who voted in favor of any Patel nominee can still sign and date a later submitted WHITE proxy card or vote via the instruction form.

The directors will be elected by a plurality of the votes of the shares entitled to vote on the election of directors and present in person or represented by proxy at the annual meeting. This means that the six nominees receiving the highest number of FOR votes will be elected as directors. Votes may be cast FOR or WITHHELD from each nominee. Broker non-votes and votes that are WITHHELD from the nominees will be excluded entirely from the vote and will have no effect.

Please note that it is important that you do not vote “FOR” more than six (6) nominees so that your vote with respect to this item is counted. You are permitted to vote for fewer than six (6) nominees. If you vote for fewer than six (6) nominees, your shares will only be voted “FOR” with respect to those nominees you have so marked. However, if you are a registered holder and submit a validly executed WHITE proxy card or voting instruction form but vote “FOR” more than six (6) nominees, all of your votes with respect to the election of directors will be invalid and will not be counted.

Information Regarding Company Nominees

The matrix and biographies below contain information regarding each of the Company’s nominees’ service as a director, business experience, director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the Nominating and Governance Committee and the Board to determine that the person should serve as a director.

AstroNova, Inc. | 2025 Proxy Statement – 11

Proposal No. 1 Election of Directors (continued)

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR EACH OF THE BOARD’S SIX NOMINEES FOR DIRECTOR USING THE ENCLOSED WHITE PROXY CARD OR VOTING INSTRUCTION FORM.

Board Experience Matrix (as of May 15, 2025)

	Alexis P. Michas	Darius G. Nevin	Mitchell I. Quain	Yvonne E. Schlaeppi	Richard S. Warzala	Gregory A. Woods

Board Roles	Member, Audit Committee and Member, Human Capital and Compensation Committee	Member, Audit Committee and Member, Human Capital and Compensation Committee	Chair, Audit Committee Member, Human Capital and Compensation Committee and Member, Nominating and Governance Committee	Chair, Nominating and Governance Committee Member, Audit Committee	Lead Independent Director Chair, Human Capital and Compensation Committee Member, Nominating and Governance Committee	Chief Executive Officer – AstroNova, Inc.

Tenure (Years)	3	< 1 (appointed March 28, 2025)	14	7	8	11

Independence	Independent	Independent	Independent	Independent	Independent

Demographics

Age	67	67	73	65	71	66

Gender	Male	Male	Male	Female	Male	Male

Skills & Experience

Senior Leadership & Strategy	X	X	X	X	X	X

Technology & Manufacturing	X	X	X	X	X	X

Global Business	X	X	X	X	X	X

Business Operations	X	X	X	X	X	X

Risk Management	X	X	X	X	X	X

Shareholder Orientation	X	X	X	X	X	X

Public/Private Company Boards & Corporate Governance	X	X	X	X	X	X

Financial & Legal	X	X	X	X	X	X

Human Capital Management	X	X	X	X	X	X

12 – AstroNova, Inc. | 2025 Proxy Statement

Proposal No. 1 Election of Directors (continued)

The below contains biographical information as of May 15, 2025, about the nominees for director. The biographies include information provided by the directors individually as to their age, current position, principal occupation and experience for the past five years, and the names of other public companies for which they currently serve as a director or have served as a director during the past five years.

Alexis P. Michas, 67, has been a director since June 2022. Mr. Michas contributes decades of seasoned board leadership grounded in hands-on experience with multiple, major operating companies. Mr. Michas is the founder and Managing Partner of Juniper Investment Company, and he has gained extensive corporate governance experience through his service on other public company boards together with his proven track record of successful private equity and public equity investments across a range of sectors.

In addition to being the founder and Managing Partner of Juniper Investment Company, LLC since 2008, Mr. Michas is also a Principal of Aetolian Investors, LLC, a registered commodity pool operator, the non-executive Chairman of the board of BorgWarner Inc., the non-executive Chairman of the board of Revvity, Inc., a director of funds managed by Atlantic Investment Management, Inc., and is also on the board of privately held Theragenics Corporation. Mr. Michas also served as the non-executive Chairman of the board of Lincoln Educational Services Corporation until 2015, and as a director of Allied Motion Technologies, Inc. (now Allient Inc.) until July 2017. Mr. Michas served as the Chairman of the U.S. Board of Trustees of Athens College, a non-profit organization until April 2023. Mr. Michas received a Bachelor of Arts degree from Harvard College and a Master of Business Administration degree from Harvard Business School.

Mr. Michas’ many years of private equity experience across a wide range of industries, his successful record of managing investments in public companies, his record of board-level oversight and leadership with public companies, and his extensive transactional experience qualify him to contribute substantially on our Board.

Darius G. Nevin, 67, has been a director since March 2025. Mr. Nevin is a highly respected finance executive with more than 30 years of experience, including as a former Chief Financial Officer of a publicly traded company and public company director on multiple boards. Mr. Nevin served for nine years as Chief Financial Officer at then publicly traded Protection One, Inc., one of the largest security monitoring companies in the United States during his tenure. In this role, he was instrumental in orchestrating a comprehensive financial turnaround that significantly enhanced operational efficiency, culminating in the successful sale of the company. Since 2016, he has served on the board of Alarm.com, a global leader in internet-of-things security and automation solutions. In 2022, Mr. Nevin joined the board of drug testing company Psychemedics Corporation, where he serves as Chairman. In addition, he served on the board of WCI Communities, Inc., a luxury homebuilder, from its initial public offering on the NYSE in 2013 until its sale in 2017. Mr. Nevin received a bachelor’s degree from Harvard University and an M.B.A. from the University of Chicago Booth School of Business.

Mr. Nevin’s history of overseeing successful IPOs and acquisitions, as well as his experience in turning around struggling businesses, executive leadership, finance and internal controls, along with substantial public company board experience, enable him to contribute significantly to our Board in the areas of finance, accounting, business operations and governance.

Mitchell I. Quain, 73, has been a director since August 2011. Mr. Quain has served on the Executive Council of American Securities, Inc., a private equity firm, since January 2020. From December 2011 to December 2019, Mr. Quain was a Senior Advisor at the private equity firm Carlyle Group. From January 2010 through December 2011, Mr. Quain was a Partner at One Equity Partners, a private investment firm. From 2006 through 2009, he was a Senior Director of ACI Capital Corp. From 2002 through 2005, Mr. Quain served as Chairman of Register.com, Inc., an internet services provider, and from 1997 to 2001 he was employed with ABN AMRO and its predecessors in several capacities, including Vice Chairman of Investment Banking. Mr. Quain previously served as a director of DeCrane Aircraft Holdings, Inc., Handy & Harman Ltd., Hardinge Inc., HEICO Corporation, Kensington Capital Acquisition Corp. I, Kensington Capital Acquisition Corp. II, MagneTek, Inc., Mechanical Dynamics, Inc., Jason Industries, RBC Bearings, Inc., Register.com, Inc., Tecumseh Products Company, Titan International, Inc., and Xerium Technologies, Inc. Mr. Quain received a bachelor’s degree from the University of Pennsylvania and an M.B.A. from Harvard University.

Mr. Quain’s extensive experience in the private equity sector, as an analyst, investor and public company director of small and micro-cap’s in particular, enable him to provide the Board and management with valuable perspectives on our operations, capital allocation and other strategies to maximize shareholder value.

Yvonne E. Schlaeppi, 65, has been a director since April 2018. Since 2011, Ms. Schlaeppi has served as a Managing Partner of Stratevise LLC, an international strategic advisory firm that she co-founded. From 2022 through its sale in

AstroNova, Inc. | 2025 Proxy Statement – 13

Proposal No. 1 Election of Directors (continued)

2024, Ms. Schlaeppi served on the board of OpGen, Inc., a NASDAQ-listed molecular diagnostics company. From 2016 through its going private in 2019, Ms. Schlaeppi served on the board of directors of Stallergenes Greer plc, a pharmaceutical company traded on the Euronext Paris exchange. From 2014 to 2015, Ms. Schlaeppi served on the boards of directors of allergy immunotherapy companies, Ares Allergy Holdings Inc. and Greer Laboratories, Inc. Since 2015, Ms. Schlaeppi has been a member of the External Advisory Council to the Channing Division of Network Medicine of Brigham and Women’s Hospital in Boston. Since 2022, Ms. Schlaeppi has been recognized as Directorship Certified® by the National Association of Corporate Directors (“NACD”) and has been recognized as a Board Leadership Fellow by the NACD annually from 2017-2022. Prior to founding Stratevise, Ms. Schlaeppi served as General Counsel at Global Enterprise Technologies, Passport & ID, a high-security document printing solutions provider and systems integrator, from 2007 to 2011 and as Executive Vice President, General Counsel and Corporate IP Officer at Organon BioSciences, a global pharmaceutical, animal health and biotech group based in the Netherlands, from 2006 until its sale in 2007. From 1999 to 2006, Ms. Schlaeppi was a partner at the Boston-based law firm of Palmer & Dodge LLP, where she served as Chairperson of that firm’s International Practice Group. From 1995 to 1998, Ms. Schlaeppi served in senior positions at Johnson Controls, Inc., a NYSE-listed diversified industrial company, including as General Counsel Europe. Ms. Schlaeppi has a Bachelor of Arts from Princeton University and a JD from the Columbia University School of Law.

Ms. Schlaeppi’s extensive experience across industries, including in the printing industry, in international business and transactions, in managing legal functions, as well as corporate governance, qualify her to serve on our Board.

Richard S. Warzala, 71, has been a director since December 2017 and serves as Lead Independent Director. He brings over 40 years of operational and leadership experience having successfully led the significant growth of industrial technologies businesses that served a broad variety of industries. Currently, he is the Chairman, President and Chief Executive Officer of Allient Inc. (Nasdaq: ALNT), a developer of advanced electromagnetic products and systems, with an Enterprise Value of approximately $600 million, as it has grown its revenues both organically and through acquisitions from $15 million in 2002 to $530+ million currently. Mr. Warzala was elected a director of Allient in 2006, appointed President and Chief Executive Officer in 2009, and elected as the Chairman and Allient’s board of directors in 2014. He formerly was a Business Unit President at Danaher Corp. and President, API Motion, a division of then publicly traded American Precision Industries until it was acquired. Mr. Warzala received a bachelor’s degree and M.B.A. from SUNY at Buffalo, New York.

As a proven leader, Mr. Warzala’s highly relevant and deep expertise in international business growth and development, strategic thinking and planning, mergers and acquisitions, technical product sales and marketing, operational excellence utilizing lean manufacturing principles and together with his corporate governance, management and oversight expertise with publicly traded companies similarly situated to the Company, qualify him to serve on our Board.

Gregory A. Woods, 66, has served as Chief Executive Officer of the Company since February 1, 2014, and as a director since January 2014. Mr. Woods joined the Company in September 2012 as Executive Vice President and Chief Operating Officer and was appointed President and Chief Operating Officer on August 29, 2013. Prior to joining the Company, Mr. Woods served from January 2010 to August 2012 as Managing Director of Medfield Advisors, LLC, an advisory firm located in Medfield, Massachusetts focused on providing corporate development and strategy guidance to technology driven manufacturing firms. From 2008 to 2010, Mr. Woods served as President of Performance Motion Devices, a specialty semiconductor and electronics manufacturer located in Lincoln, Massachusetts. Prior to Performance Motion Devices, Mr. Woods served as chief executive officer of Control Technology Corp., a manufacturer of industrial computer and software products; and President of API Controls, a division of Danaher. Mr. Woods holds a Bachelor of Arts in physics from Colgate University, a Bachelor of Engineering in computer and mechanical engineering from Dartmouth College, and a Master of Business Administration from the University of Rochester.

Based on this experience and his position as Chief Executive Officer of the Company, we believe that Mr. Woods is qualified to serve on our Board.

The Board has determined that all of the directors of the Company, each of whom is standing for election at the 2025 Annual Meeting, other than Gregory A. Woods, are independent of the Company in that such nominees have no material relationship with the Company either directly or as a partner, shareholder or affiliate of an organization that has a relationship with the Company. The Board has made this determination in accordance with applicable SEC rules and NASDAQ listing standards.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF ONLY THE ABOVE SIX INDIVIDUALS NOMINATED BY THE BOARD USING THE ENCLOSED WHITE PROXY CARD OR VOTING INSTRUCTION FORM.

14 – AstroNova, Inc. | 2025 Proxy Statement

CORPORATE GOVERNANCE

The Board of Directors — Meetings and Committees

The Board currently consists of six members, all of whose terms will expire at the annual meeting. Each of our current directors has been nominated by the Board for re-election. During the fiscal year ended January 31, 2025, the Board held eight meetings. During fiscal year 2025, each director then in office attended not less than 75% of the total number of meetings of the Board and the committees on which such director served.

The Board has adopted a policy that encourages members of the Board to make every effort to attend each annual shareholders meeting. All of the members of the Board who served as a director at such time attended the 2024 annual shareholders meeting.

The Board currently has three standing committees: an Audit Committee, a Human Capital and Compensation Committee and a Nominating and Governance Committee. The members and chairs of each of those committees are appointed each year. The Audit Committee is currently comprised of Mr. Michas, Mr. Nevin, Mr. Quain, its chair, and Ms. Schlaeppi. The Nominating and Governance Committee is currently comprised of Mr. Quain, Ms. Schlaeppi, its chair, and Mr. Warzala. The Human Capital and Compensation Committee is currently comprised of Messrs. Michas, Nevin, Quain and Warzala, its chair. Each of the members of our committees is independent as defined under the applicable NASDAQ listing standards and SEC rules. Each of the Audit, Human Capital and Compensation, and Nominating and Governance Committees has a written charter approved by the Board. A copy of each charter is available on the Company’s website at www.astronovainc.com under “Investors—Corporate Governance—Governance Documents.”

Audit Committee. The Audit Committee’s primary duties and responsibilities include: overseeing the integrity of the Company’s financial reports and the adequacy of internal controls, appointing, setting the compensation of and overseeing the Company’s independent accountants, and assessing the qualifications, independence and performance of the Company’s independent accountants, and overseeing the administration of the Company’s Code of Conduct. The Audit Committee meets with the Company’s independent accountants to review quarterly financial results, the results of the audit, and other relevant matters. The Audit Committee held five meetings during the fiscal year ended January 31, 2025. The Board has determined that all members of the Audit Committee during fiscal year 2025 satisfy the financial literacy requirements of the NASDAQ listing standards and are independent as defined under the NASDAQ listing requirements and applicable SEC rules. Additionally, the Board has determined that each of Messrs. Michas, Nevin and Quain qualifies as an “audit committee financial expert” as defined by the SEC rules and possesses “financial sophistication” as described in the NASDAQ listing standards.

Human Capital and Compensation Committee. The Human Capital and Compensation Committee assists the Board in discharging the Board’s responsibilities relating to director and executive compensation. The Human Capital and Compensation Committee’s responsibilities include: establishing and reviewing the Company’s executive and director compensation philosophy, strategies, plans and policies; making recommendations with respect to the design of the Company’s incentive compensation plans and equity based plans; granting awards under such plans and overseeing generally the administration of such plans; evaluating the performance and determining the compensation of the Chief Executive Officer; reviewing and approving recommendations on compensation of other executives; and reviewing and monitoring the Company’s executive officer succession plans. In addition, the Human Capital and Compensation Committee oversees the Company’s diversity, equity and inclusion initiatives, which focused in fiscal year 2025 on (i) participation by women in technical, engineering, sales and leadership positions, (ii) participation by veterans in our workforce, (iii) continuing to develop a technical apprenticeship program and (iv) developing and refining measures of employee engagement. The Human Capital and Compensation Committee may form and delegate authority to one or more subcommittees, except that it may not delegate its authority with respect to compensation matters involving any executive officer. The Human Capital and Compensation Committee held five meetings during the fiscal year ended January 31, 2025.

Nominating and Governance Committee. The Nominating and Governance Committee assists the Board in fulfilling its nomination and corporate governance responsibilities. The Nominating and Governance Committee’s responsibilities include: (i) advising the Board concerning appropriate composition of the Board and its committees, including identifying individuals qualified to serve on the Board and its committees, (ii) recommending to the Board individuals to be nominated by the Board for election to the Board by the shareholders or, in appropriate circumstances, elected by the Board to fill vacancies on the Board, (iii) advising the Board regarding appropriate governance practices and assisting the Board in achieving them, and (iv) overseeing and reporting to the Board concerning the periodic evaluation of the

AstroNova, Inc. | 2025 Proxy Statement – 15

Corporate Governance (continued)

Board, each committee of the Board and members of the Board. The Board conducts annual self-evaluations that are overseen by the Nominating and Governance Committee. The Nominating and Governance Committee is also charged with advising the board regarding applicable standards to be used in determining the independence of the directors serving on the Board, reviewing and making recommendations to the Board regarding the Company’s corporate governance policies, and overseeing the Company’s director of education and onboarding programs. The Nominating and Governance Committee held three meetings in the fiscal year ended January 31, 2025.

Director Share Ownership Requirements. The Company has a stock ownership policy that requires each director to hold shares of Company common stock with a value equal to at least $200,000. Any director who does not meet this requirement will have five years from the date of his or her initial election to the Board to achieve this ownership level. Directors are expected to retain at least 50% of the shares acquired upon exercise of any stock option (net of any shares withheld for payment of taxes) or vesting of a restricted stock or restricted unit award until they achieve the specified ownership level and thereafter maintain such ownership level. All directors are in compliance with the policy.

16 – AstroNova, Inc. | 2025 Proxy Statement

Corporate Governance
(continued)

Policy Regarding Transactions in AstroNova, Inc. Securities.
The Company has adopted an insider trading policy governing the purchase, sale and other transactions in our securities by our directors, officers, employees and certain other covered persons. We believe our insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards.
Compensation Committee Interlocks and Insider Participation
During the fiscal year ended January 31, 2025, Messrs. Michas, Quain and Warzala, served on the Company’s Human Capital and Compensation Committee. No member of the Company’s Human Capital and Compensation Committee who currently serves or who served during fiscal year 2025 has ever been an officer or employee of the Company or any of its subsidiaries. None of the Company’s executive officers serves as a director or member of the compensation committee of another entity in a case where an executive officer of such other entity serves as a director of the Company or a member of the Company’s Human Capital and Compensation Committee.
Nomination of Directors
The Nominating and Governance Committee considers suggestions from many sources, including shareholders, regarding possible candidates for director. As part of its ongoing succession planning, the Nominating and Governance Committee makes periodic recommendations to the Board regarding the desired characteristics for potential directors, including with respect to competencies, special knowledge or expertise, experience of members, diversity and age. In all cases, the Nominating and Governance Committee seeks individuals who possess the highest ethical standards and integrity, have a history of achievement that reflects superior standards for themselves and others, have the ability to provide wise, informed and thoughtful counsel to management on a range of issues, exercise independence of thought, and possess skills and expertise appropriate to meet the Company’s needs and advance the long-term interests of the shareholders. The Nominating and Governance Committee considers diversity with respect to viewpoints, accomplishments, skills and experiences, among other factors, in its evaluation of candidates for Board membership. In considering candidates for the Board, the Nominating and Governance Committee considers the entirety of each candidate’s credentials in determining whether the candidate would bring a valuable perspective to the Board.
The Nominating and Governance Committee also monitors the Board’s compliance with the requisite qualifications under the NASDAQ listing standards for populating the Audit, Human Capital and Compensation, and Nominating and Governance Committees. The Nominating and Governance Committee will consider shareholder nominees for director in the same manner as nominees for director from other sources.
Shareholders may send recommendations for director nominees to the Nominating and Governance Committee at the Company’s offices at 600 East Greenwich Avenue, West Warwick, Rhode Island 02893. Submissions should include information regarding a candidate’s background, qualifications, experience, and willingness to serve as a director. In addition, Section 10 of Article III of the Company’s
By-Laws
sets forth specific procedures that, if followed, enable any shareholder entitled to vote in the election of directors to make nominations directly at an annual meeting of shareholders. These procedures include a requirement for written notice to the Company not more than 150 days nor less than 60 days prior to the scheduled annual meeting, which must contain the name and certain information concerning the nominee and the shareholders who support the nominee’s election. For the annual meeting to be held in 2026, the notice must be received no earlier than December 20, 2025 and no later than March 20, 2026. A copy of the Company’s
By-Laws
may be obtained by writing to AstroNova, Inc., Attn: Investor Relations Department, 600 East Greenwich Avenue, West Warwick, Rhode Island 02893.

AstroNova, Inc.
|
2025 Proxy Statement
 – 17

Corporate Governance (continued)

Communications with the Board of Directors

The Company’s Board provides a process for shareholders to communicate directly with the members of the Board or the individual chairman of each standing committee. Any shareholder with a concern, question or complaint regarding our compliance with any policy or law, or who would otherwise like to contact the Board, may communicate directly with the directors by writing directly to those individuals c/o AstroNova, Inc., 600 East Greenwich Avenue, West Warwick, Rhode Island 02893. The Company’s general policy is to forward, and not to intentionally screen, any mail received at the Company’s corporate offices that is sent directly to an individual unless the Company believes the communication may pose a security risk.

Board Leadership Structure

All members of the Board, other than Mr. Woods, are independent and all our key committees—Audit, Human Capital and Compensation, and Nominating and Governance—are, and during the fiscal year ended January 31, 2025 were, comprised solely of independent directors. The non-management directors meet in executive session at each scheduled Board meeting, which occur at least quarterly, in order to promote discussion among the independent directors and assure independent oversight of management.

A key component of our leadership structure is the active role played by our independent directors in overseeing the Company’s business, both at the Board and Committee level. All of our directors are free to suggest the inclusion of items on the agenda for meetings of the Board or to raise subjects that are not on the agenda for that meeting. In addition, our Board and each committee have complete and open access to any member of management and the authority to retain independent legal, financial, and other advisors as they deem appropriate without consulting or obtaining the approval of any member of management. Moreover, our Audit Committee, Human Capital and Compensation Committee and the Nominating and Governance Committee, all of which are comprised entirely of independent directors, also perform oversight functions independent of management.

Lead Independent Director. Our Board has not elected a Chairman at the present time. However, in August 2019, the Board elected Mr. Warzala as its lead independent director. In that capacity, among other things, Mr. Warzala serves as a liaison between the independent directors and the Company’s management and as the chair of executive sessions of the independent directors. The Board believes that in light of the relatively small size of the Board and the active involvement by all of our independent directors in both the oversight of the Company and the conduct of the Board’s meetings and deliberations, including the establishment of the Board’s agenda for its meetings, the Board’s current leadership structure is appropriate for the Company at this time. The Board intends to continue to review its leadership structure, including the role of the lead independent director.

Risk Oversight

The Board has an active role, as a whole and also at the committee level, in overseeing management of the Company’s risks through a program of sound policies, systems, processes, and reports. The Board as a whole is primarily responsible for overseeing the Company’s risk management practices relating to supply chain matters, cybersecurity and information technology, and commercial risks.

The Audit Committee of the Board has oversight responsibility over financial reporting and disclosure processes, compliance and legal matters, and fraud risk. The Audit Committee also monitors controls to prevent material weaknesses in the financial reporting function and oversees the administration of the Company’s Code of Conduct. The Audit Committee meets regularly with our Chief Financial Officer in carrying out these responsibilities, and with the Company’s independent auditors in executive session.

The Human Capital and Compensation Committee of the Board oversees risks as they relate to the Company’s compensation policies and practices as described under “Compensation Discussion and Analysis” as well as reviewing and monitoring executive officer succession plans.

The Board’s Nominating and Governance Committee assists the Board in fulfilling the Board’s oversight responsibilities with respect to confirming the independence of board members, developing desired characteristics of the Board and identifying individuals qualified to be members of the Board, and assessing the effectiveness of the Board and its committees.

18 – AstroNova, Inc. | 2025 Proxy Statement

Corporate Governance (continued)

While each committee is responsible for evaluating the risks within their areas of responsibility and primarily overseeing the management of such risks, all committees report regularly to the full Board, which also considers the Company’s entire risk profile.

Anti-Hedging

The Company prohibits its directors, officers and employees from engaging in hedging transactions relating to the Company’s securities, including by means of prepaid variable forwards, equity swaps, collars and exchange funds.

Compensation of Directors

The Human Capital and Compensation Committee is responsible for reviewing and establishing the compensation of the directors of the Company. On June 5, 2023, the Human Capital and Compensation Committee adopted amendments to the Company’s Amended and Restated Non-Employee Director Annual Compensation Program (as so amended, the “Director Compensation Program”).

Pursuant to the Director Compensation Program, each non-employee director automatically receives a grant of restricted stock on the date of the Board’s regularly scheduled quarterly meeting. The number of whole shares granted is equal to the number calculated by dividing 25% of the stock component of the director compensation amount determined by the Human Capital and Compensation Committee for that year by the fair market value of our stock on that day. The aggregate value of the restricted stock award for fiscal year 2025 was $72,800. Shares of restricted stock granted under the Director Compensation Program are fully vested upon the date of issuance. Other than as part of a Change in Control of the Company and except in the case of economic hardship of a particular non-employee director, as determined by the Human Capital and Compensation Committee, while a non-employee director is serving on our Board they may not sell or otherwise dispose of any of our stock received in connection with their service on our Board (whether that stock was granted under the Director Compensation Program, any predecessor program or otherwise) if that non-employee director has not satisfied the requirements of any stock ownership guidelines established for directors by the Board or if the transfer would cause them to be out of compliance with any such guidelines.

Pursuant to the Director Compensation Program, each non-employee director receives cash payments for their service on the Board and its committees. The amounts of those payments for the fiscal year ended January 31, 2025 were:

Position Covered	Fiscal Year 2025 Annual Payment

Service on the Board	$46,800

Lead Independent Director	$11,440

Audit Committee Chairman	$11,440

Human Capital and Compensation Committee Chairman	$ 9,360

Nominating and Governance Committee Chairman	$ 9,360

Committee Member (other than Chairman)	$ 4,160

Cash payments are made to non-employee directors in four equal tranches on the dates of the Board’s regular quarterly meetings. If a person becomes a non-employee director on a date other than the date of our annual meeting of shareholders in any fiscal year, that person will receive an award of restricted stock as described above, but appropriately prorated to reflect the number of days remaining from the date he or she commences his or her service in that capacity until the scheduled date for our next annual meeting of shareholders. In addition, if a person becomes a non-employee director, Chairman of the Board, lead independent director, chairman of a committee or a member of a committee other than on the first business day of a fiscal quarter of the Company, he or she will receive cash fees on (i) the date of the regular full meeting of the Board held in that quarter or (ii) if later, the date he or she commences his or her service in that capacity, as described above, but appropriately prorated to reflect the number of days remaining in that fiscal quarter.

AstroNova, Inc. | 2025 Proxy Statement – 19

Corporate Governance (continued)

The following Director Compensation table provides information regarding the compensation paid or accrued by each person other than Mr. Woods who served as a director during the fiscal year ended January 31, 2025. See “Executive Compensation” for information regarding compensation of and outstanding equity awards held by Mr. Woods.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (a)(b)	Total ($)

Alexis Michas	54,590	72,775	127,365

Mitchell I. Quain	65,920	72,775	138,695

Yvonne E. Schlaeppi	59,740	72,775	132,515

Richard S. Warzala	71,070	72,775	143,845

(a)

The amounts reflect the aggregate fair value of the awards on the grant date under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718 (“ASC 718”) for shares of restricted stock granted to directors. For additional information, refer to Note 15, “Share-Based Compensation,” in the Company’s audited financial statements for the fiscal year ended January 31, 2025, included in the Company’s Annual Report on Form 10-K filed with the SEC on April 15, 2025. All stock awards were fully vested on the date of issuance.

(b)

As of January 31, 2025, the Company’s non-employee directors held the following number of outstanding stock options, all of which were fully vested: Mitchell I. Quain—20,000; Yvonne E. Schlaeppi—10,000; and Richard S. Warzala—10,000. Messrs. Michas and Nevin did not hold any stock options as of January 31, 2025.

Security Ownership of 5% Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of the Company’s outstanding shares of common stock, as of May 15, 2025 (except as noted), by each person who is known to the Company to own of record or beneficially more than 5% of such stock:

Name of Beneficial Owner	Number of Shares Beneficially Owned(a)	Percent of Class

Askeladden Capital Management LLC 14 Sunrise Ct Trophy Club, TX 76262	692,716(b)	9.2%

Juniper Targeted Opportunity Fund, L.P. 555 Madison Avenue, 24th Floor New York, NY 10022	535,203(c)	7.1%

Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746	516,983(d)	6.9%

Peter Kamin 2720 Donald Ross Road, Unit 311 Palm Beach Gardens, FL 33410	433,065(e)	5.8%

(a)

All information is based upon ownership of record as reflected on the stock transfer books of the Company or as reported on Schedule 13G or Schedule 13D filed under Rule 13d-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)

According to a Schedule 13D/A filed with the SEC on March 27, 2025, Askeladden Capital Management LLC (“Askeladden”) and Samir Patel had shared voting power and shared dispositive power with respect to 692,716 shares as of March 17, 2025. These 692,716 shares are held by client accounts of Askeladden, the investment adviser. Askeladden client accounts are the record and direct beneficial owner of the 692,716 shares. Samir Patel is the Principal of Askeladden. As the Principal of Askeladden, Mr. Patel may be deemed to beneficially own these securities.

(c)

Juniper Targeted Opportunity Fund, L.P. (“Jupiter Fund”) has sole voting and dispositive power with respect to 535,203 shares. Juniper HF Investors II, LLC (“Juniper HF”), Juniper Investment Company, LLC (“Juniper Investment Company”), an investment adviser registered under the Advisers Act, Alexis P. Michas and John A. Bartholdson, have shared voting and dispositive power with respect to 535,203 shares based on their relationship with Jupiter Fund.

20 – AstroNova, Inc. | 2025 Proxy Statement

Corporate Governance (continued)

(d)

According to a Schedule 13G/A filed with the SEC on February 9, 2024, Dimensional Fund Advisors LP, an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and its subsidiaries (collectively, “Dimensional”) had sole voting power with respect to 512,713 shares and sole dispositive power with respect to 516,983 shares held by registered investment companies, trusts and separate accounts for which Dimensional serves as investment manager, adviser or sub-adviser as of December 29, 2023.

(e)

According to a Schedule 13D filed with the SEC on December 13, 2022, Peter H. Kamin had sole voting power and sole dispositive power with respect to 433,065 shares as of December 5, 2022, which includes 143,420 shares held by the Peter H. Kamin Revocable Trust dated February 2003, of which Mr. Kamin is the sole trustee, 82,084 shares held by the Peter H. Kamin Childrens Trust dated March 1997 of which Mr. Kamin is the trustee, and 58,823 shares held by 3K Limited Partnership, of which Mr. Kamin is the General Partner.

AstroNova, Inc. | 2025 Proxy Statement – 21

Corporate Governance (continued)

Security Ownership of Directors and Officers

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of May 15, 2025, based on 7,596,235 shares of common stock outstanding as of such date, by each director, by each executive officer named in the Summary Compensation Table and by all directors and executive officers as a group. Unless otherwise noted, all shares of common stock are subject to the sole voting and dispositive power of the respective directors and executive officers.

	Beneficial Ownership

Name of Beneficial Owner	Shares and Restricted Shares(a)		Right to Acquire Within 60 Days of May 15, 2025(b)	Total Beneficial Ownership (a)	Percent of Class

Non-employee directors

Darius G. Nevin	765		—	765	*

Alexis P. Michas	550,410	(c)	—	550,410	7.2%

Mitchell I. Quain	100,555		20,000	120,555	1.6%

Yvonne E. Schlaeppi	37,539		10,000	47,539	*

Richard S. Warzala	60,385		10,000	70,385	*

Executive Officers

Gregory A. Woods	205,956		150,154	356,110	4.6%

Michael J. Natalizia	44,652		18,092	62,744	*

Thomas W. Carll	31,819		18,023	49,842	*

David S. Smith	36,033		65,600	101,633	1.3%

All directors and executive officers of the Company as a group(11)(d)	1,100,356		302,796	1,403,152	17.8%

*	Indicates less than 1.0%.

(a)

If applicable, beneficially owned shares include shares owned by the spouse, minor children, and certain other relatives of the director or executive officer, as well as shares held by trusts of which the person is a trustee or in which he or she has a beneficial interest.

(b)	All options held by non-employee directors and executive officers are fully vested and currently exercisable.

(c)

Mr. Michas, as a managing member of Juniper HF and Juniper Investment Company, may be deemed to own beneficially the 535,203 shares held by Juniper Fund and Juniper Investment Company. Mr. Michas disclaims beneficial ownership of such shares for all other purposes.

(d)	The total group of eleven includes two additional executive officers of the Company not listed above.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the directors and executive officers of the Company and any persons who beneficially own more than ten percent of the Company’s common stock to file with the SEC various reports of beneficial ownership and changes in beneficial ownership. Based solely on a review of the copies of such reports received by the Company and certain written representations that no other reports were required, the Company believes that for the fiscal year ended January 31, 2025, all of its officers, directors and 10% beneficial owners complied with the requirements of Section 16(a), except for one late-filed Form 4 by each of Mr. Carll, Mr. Natalizia, Mr. Petrarca, Mr. Smith and Mr. Woods, filed on April 3, 2024, relating to the issuance of shares of common stock and withholding of shares to cover taxes upon the vesting and settlement of restricted stock units.

22 – AstroNova, Inc. | 2025 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The Human Capital and Compensation Committee of the Company’s Board of Directors (the “Committee”) is charged with the responsibility for establishing, implementing and monitoring adherence to the Company’s compensation philosophy and setting the compensation for our executives and key management personnel in a manner which is internally equitable. The Committee also is responsible for reviewing and establishing the compensation of directors.

Compensation Philosophy and Objectives. The Committee’s overall philosophy in terms of executive compensation is to link management incentives with the actual financial performance of the Company. Similarly, the compensation should attract, retain, and motivate highly qualified individuals to achieve the Company’s business goals and link their interests with shareholder interests. In setting compensation for the Company’s executive officers, the Committee considers the executive’s performance, awards, if any, made during prior years and other relevant factors, including the results of the annual advisory vote of the Company’s shareholders on executive compensation. The Committee seeks to have the long-term performance of the Company’s common stock reflected in executive compensation through our equity incentive programs.

Elements of Compensation. The total compensation program for the Company’s executive officers consists of the following:

●	salary;

●	cash incentive and bonus awards tied to the Company’s annual performance;

●	equity-based incentive compensation, in the form of time-based restricted stock units and, historically, performance-based restricted stock units; and

●	retirement and other benefits.

The Committee seeks to structure each element of compensation to attract and retain the necessary executive talent, reward annual performance and provide incentives for achieving both long-term strategic goals and short-term performance goals. To this end, the Committee seeks to establish salaries at levels that are competitive within the Company’s industry and geographical markets. As described further below, the Committee has historically utilized annual cash-based incentive awards tied to the achievement by the Company of EBITDA-based targets to encourage the Company’s executives to focus on improving the Company’s short-term profitability. The Committee utilizes a mix of time-based restricted stock units and, historically, performance-based restricted stock units tied to the Company’s achievement of multi-year performance goals in order to encourage the Company’s executives to focus on driving the Company’s long-term growth. The Committee believes that the combination of these elements is effective in aligning the interests of the Company’s executives with those of its shareholders.

Say on Pay Consideration. In accordance with SEC rules, the Company conducted a non-binding, advisory vote on the Company’s executive compensation at its 2024 annual meeting. The Company’s shareholders voted to approve the Company’s executive compensation practices at the 2024 annual meeting by a favorable vote of approximately 98.3% of the votes cast.

Setting Executive Compensation. The Committee is responsible for establishing and periodically reviewing the compensation of the Company’s executive officers and approving all equity awards. The Committee annually reviews the performance of the executive officers and based on these reviews, the Committee determines salary adjustments and annual awards. Mr. Woods does not participate during the deliberations regarding his compensation.

Fiscal Year 2025 Compensation Overview. We are required to make disclosures regarding compensation for certain of our executive officers. This includes compensation disclosure for all principal executive officers during the last completed fiscal year, the two most highly compensated executive officers (other than the principal executive officer) who were serving as executive officers at the end of the last completed fiscal year, and up to two additional individuals for whom disclosure would be been provided (as two of the most highly compensated executive officers) but for the fact that the individual was not serving as an executive officer at the end of the last completed fiscal year. Our “Named Executive Officers” as of the fiscal year ended January 31, 2025, were Mr. Woods, Mr. Natalizia, Mr. Carll and our former Vice President, Chief Financial Officer and Treasurer, David Smith. The total compensation paid to our Named Executive Officers in the fiscal year ended January 31, 2025 decreased from the total compensation paid in the prior fiscal year. As is shown in the Summary Compensation Table below, this decrease was primarily a result of the fact that (i) no bonuses were paid to the Named Executive Officers under the Company’s Senior Executive Short-Term Incentive

AstroNova, Inc. | 2025 Proxy Statement – 23

Compensation Discussion and Analysis (continued)

Plan (“STIP”) with respect to fiscal year 2025 and (ii) none of the performance-based restricted stock units granted in fiscal year 2023 or 2024 became “Earned RSUs” (as defined below) in fiscal year 2025 based on the Company’s revenue for either of those years, the impact of which was partially offset by salary increases.

Salary. Base salaries for executive officers are evaluated each year. Historically, base salaries have been increased at annual rates which approximate the general rates of increase of compensation for all employees of the Company. Annual salary adjustments are made effective April 1 of each year. Effective April 1, 2024, the Committee set the fiscal year 2025 annual salaries of the Named Executive Officers as follows:

Name	Salary ($)

Gregory A. Woods	477,000

Michael J. Natalizia	260,000

Thomas W. Carll	230,000

David S. Smith	328,000

Cash Incentive and Bonus Awards. Annual cash incentive awards are an important component of total executive cash compensation because they reward the Company’s executives for achieving targeted, annual results and emphasize variable or “at risk” compensation. From time-to-time the Committee awards discretionary cash bonuses to the Company’s executives to reward their efforts in extraordinary circumstances.

Senior Executive Short-Term Incentive Plan. Participants in the STIP (which may include any executive officer, vice president or director-level manager) are determined annually by the Committee. Awards under the STIP are earned based on achieving or exceeding annual financial objectives, which the Committee has full discretion to establish for each plan year. Annually, the Committee establishes a Target Award for each STIP participant, which may vary as to each participant and from year to year. In June 2024, the Committee established the following Target Awards for our Named Executive Officers for fiscal year 2025:

Name	Target Award ($)	Target Award as Percentage of Base Salary

Gregory A. Woods	381,600	80%

Michael J. Natalizia	91,000	35%

Thomas W. Carll	80,500	35%

David S. Smith	147,600	45%

Concurrently with the establishment of the Target Awards for fiscal year 2025, the Committee established fiscal year 2025 consolidated adjusted EBITDA as the sole performance goal under the STIP (the “2025 Performance Goal”) and established a threshold and a target for the 2025 Performance Goal. The total STIP award earned by a Named Executive Officer for fiscal year 2025 is calculated as follows:

●

No bonus was to be paid with respect to the 2025 Performance Goal unless the Company’s fiscal year 2025 adjusted EBITDA exceeded the threshold established by the Committee. If the Company’s fiscal year 2025 adjusted EBITDA equaled the target established by the Committee, 100% of the target bonus would have been paid. If our fiscal year 2025 adjusted EBITDA had fallen between the threshold and the target, the bonus amount would have been determined through linear interpolation. Since fiscal year 2025 adjusted EBITDA fell below the threshold and the target, no bonus amount was paid. An incremental bonus of up to 100% of each participant’s total STIP target bonus would have been paid if our fiscal year 2025 adjusted EBITDA fell between the target and an enhanced target established by the Committee. If our fiscal year 2025 adjusted EBITDA had fallen between the target and the enhanced target, the bonus amount would have been determined through linear interpolation. No further bonus would have been paid on account of fiscal year 2025 adjusted EBITDA exceeding $26,000,000.

24 – AstroNova, Inc. | 2025 Proxy Statement

Compensation Discussion and Analysis (continued)

Each of our Named Executive Officers’ STIP award is subject to the following limitations:

●	Aggregate awards under the STIP in any year may not exceed 15% of the Company’s consolidated operating income for that year determined without deduction for the STIP awards.

●	Aggregate awards earned must be fully accounted for when determining whether a performance goal based upon adjusted EBITDA has been achieved.

The threshold and target for the 2025 Performance Goal and the corresponding amount of the STIP paid based on the Company’s results for fiscal year 2025 were as follows:

Performance Goal	Threshold($)	Target ($)	Enhanced Target ($)	Actual Adjusted EBITDA Performance ($)	Percentage of Target Bonus Earned (%)

Adjusted EBITDA Goal	19,000,000	23,000,000	26,000,000	12,335,000	—

As a result, per the above table, none of our Named Executive Officers received a STIP award for fiscal year 2025.

Equity-based Incentive Compensation. Total compensation at the executive level also includes equity incentive awards granted under the Company’s 2018 Equity Incentive Plan. The objectives of the equity incentive awards are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and the Company’s performance in key financial metrics, and to enable executives to develop and maintain a long-term stock ownership position in the Company’s common stock.

In fiscal year 2025, the Committee granted to the Named Executive Officers the following number of time-based restricted stock units.

Name	Time-based Restricted Stock Units

Gregory A. Woods	13,964

Michael J. Natalizia	1,776

Thomas W. Carll	1,571

David S. Smith	4,801

The time-based restricted stock units vest in three equal annual installments commencing on the first anniversary of the date of grant, based on the executive’s continued employment with us.

The Company also utilizes performance-based restricted stock units with multi-year performance periods to further align the interests of our executives with the long-term interests of the Company and its shareholders. In fiscal year 2025, the Committee did not grant any performance-based restricted stock units to our executives. In fiscal years 2023 and 2024, the Committee granted to the Named Executive Officers the following numbers of performance-based restricted stock units:

Name	Performance- based Restricted Stock Units Granted in Fiscal Year 2023	Performance- based Restricted Stock Units Granted in Fiscal Year 2024

Gregory A. Woods	30,905	36,799

Michael J. Natalizia	3,934	4,684

Thomas W. Carll	3,348	3,986

David S. Smith	10,635	12,663

AstroNova, Inc. | 2025 Proxy Statement – 25

Compensation Discussion and Analysis (continued)

The performance-based restricted stock units may be earned based upon the achievement by the Company of a performance goal based on a revenue threshold and target (the “Revenue Goal”) over a three fiscal-year period (the “Performance Period”) as follows:

Fiscal Year Granted	Performance Period (fiscal years)	Revenue Threshold	Revenue Target

2023	2023, 2024 and 2025	$150,000,000	$180,000,000

2024	2024, 2025 and 2026	$180,000,000	$210,000,000

The number of performance-based restricted stock units that become earned (“Earned RSUs”) with respect to any fiscal year within a Performance Period (a “Performance Year”) will be equal to the product of the total number of performance-based restricted stock units, less any performance-based restricted stock units that became Earned RSUs with respect to a prior Performance Year within that Performance Period, multiplied by the Earned Revenue Percentage (as defined below) for such Performance Year, rounded down to the nearest whole number. In no event will the aggregate number of Earned RSUs with respect to an award of performance-based restricted stock units exceed the total number of performance-based restricted stock units constituting the applicable award. One-third of the number of performance-based restricted stock units that become Earned RSUs will vest on the date that the Committee determines that they have been earned, with the remaining two-thirds vesting in equal installments on the first and second anniversaries of that date.

For purposes of the performance-based restricted stock units, “Earned Revenue Percentage” for a Performance Year means the percentage obtained by dividing (i) the Company’s revenue for that Performance Year, as determined by the Committee in accordance with United States generally accepted accounting principles (the “Revenue”), minus the Adjusted Performance Threshold (defined below) for that Performance Year by (ii) the performance target minus the Adjusted Performance Threshold for that Performance Year. If the revenue for any Performance Year is less than or equal to the Adjusted Performance Threshold for that Performance Year, the Earned Revenue Percentage for that Performance Year shall be zero, and if the Revenue for any Performance Year is equal to or exceeds the Annual Performance Target, the Earned Revenue Percentage for that Performance Year shall be 100%. The “Adjusted Performance Threshold” for a Performance Year means the greater of (i) the performance threshold and (ii) the highest revenue for any previously completed Performance Year.

As previously noted, in fiscal year 2025, the Committee determined not to issue any performance-based restricted stock units to our executives. The number of performance-based restricted stock units held by our Named Executive Officers that became Earned RSUs based on the Company’s fiscal year 2025 revenue of $151.3 million are as follows:

Name	Fiscal Year Granted	Adjusted Performance Threshold ($)(1)	Earned RSUs (#)	Remaining Performance- based Restricted Stock Units (#)

Gregory A. Woods	2024	180,000,000	—	36,799

	2023	150,000,000	1,328	—	(2)

Michael J. Natalizia	2024	180,000,000	—	4,684

	2023	150,000,000	169	—	(2)

Thomas W. Carll	2024	180,000,000	—	3,986

	2023	150,000,000	143	—	(2)

David S. Smith	2024	180,000,000	—	—	(3)

	2023	150,000,000	—	—	(3)

(1)

None of the performance-based restricted stock units granted in fiscal years 2023 or 2024 became Earned RSUs based on the Company’s revenue for either of those years, and accordingly, the Adjusted Performance Threshold equaled the original threshold for those grants.

26 – AstroNova, Inc. | 2025 Proxy Statement

Compensation Discussion and Analysis (continued)

(2)

Performance-based restricted stock units granted in fiscal year 2023 that did not become Earned RSUs based on the Company’s fiscal year 2025 revenue were forfeited. As a result, performance-based restricted stock units of 29,577, 3,765, and 3,205 that were granted to Messrs. Woods, Natalizia and Carll, respectively, in fiscal year 2023 were forfeited.

(3)

Performance-based restricted stock units granted to Mr. Smith that had not become Earned RSUs as of July 12, 2024, the date Mr. Smith’s employment with the Company ended, were forfeited as of such date.

Share Ownership and Retention Guidelines. The Committee believes that, as a rule, senior management should have a meaningful equity interest in the Company. In order to promote equity ownership and further align the interests of management with our shareholders, the Committee has adopted share ownership and retention guidelines for our executives. These guidelines are based upon the market value of our common stock as a multiple of such officer’s base pay. The multiple is three times base salary for the CEO, two times base salary for the Chief Financial Officer and 1.25 times base salary for the other executive officers. Under these guidelines, an executive was expected to achieve the ownership level by April 1, 2020 or, if later, within five years of his or her initial appointment as an executive officer. Executives are expected to retain at least 50% of all shares acquired on vesting of restricted stock or restricted stock units and 50% of all shares acquired on exercise of any stock option (net of any shares tendered or withheld for payment of taxes) until they achieve the specified ownership level and thereafter maintain such ownership level.

Retirement and Other Benefits. In order to attract and retain key executives, the Company offers retirement benefits through a Profit-Sharing Plan for employees, including its executive officers.

Profit Sharing Plan. The Company maintains a Profit Sharing Plan that is a qualified plan under Section 401(k) of the Internal Revenue Code, which provides retirement benefits to substantially all the Company’s employees.

Each eligible employee shares in contributions on the basis of relative compensation. In addition, participants are permitted to defer up to 50% of their cash compensation and make contributions of such deferral to this plan through payroll deductions (limited to $22,500 in calendar year 2023 and $23,000 in calendar year 2024). The Company makes matching contributions equal to 50% of the first seven percent of compensation contributed. The deferrals are made within the limits prescribed by Section 401(k). The Profit Sharing Plan provides for the vesting of 100% of matching contributions made by the Company to the account of the employee after three years of service. Contributions by an employee are 100% vested immediately.

Perquisites. In addition to the benefits described above, the Company provides automobile allowances to certain of its executive officers and a housing allowance to one of its Named Executive Officers. The amount of any automobile or housing allowance granted to our Named Executive Officers is reflected in the “All Other Compensation” column of the Summary Compensation Table below.

Change in Control Agreement with Mr. Woods. In November 2014, the Company entered into a change in control agreement (the “CIC Agreement”) with Mr. Woods. The CIC Agreement provides for the payment of severance benefits upon a change in control of the Company if Mr. Woods’ employment is terminated by the Company without cause or by Mr. Woods, as applicable, for good reason within the period (the “CIC Period”) beginning on the earlier of (i) 180 days prior to the occurrence of the change in control and (ii) the announcement of a transaction expected to result in a change in control, and ending on the second anniversary of the occurrence of a change in control.

Severance payments to Mr. Woods include (i) payment of one and one-half times the sum of (A) his annual salary and (B) the greater of the amount of his target bonus for the fiscal year in progress or the highest annual bonus paid to him in the prior three years (collectively, “Mr. Woods’ base compensation”), (ii) a portion of Mr. Woods’ bonus for the fiscal year in progress, prorated based upon the number of days elapsed since the commencement of the fiscal year and calculated assuming that 100% of the target under the bonus plan is achieved, (iii) immediate vesting of all unvested stock options and restricted stock awards, (iv) continued health coverage for 18 months or until he receives benefits from another employer, if earlier, and (v) reimbursement for outplacement services in an amount not to exceed 17% of Mr. Woods’ base compensation.

If any payment or benefit under the CIC Agreement or under any other plan or agreement would constitute an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code, and if Mr. Woods would be in a better after-tax position by reducing such payments or benefits, the amounts payable under the applicable CIC Agreement will be reduced to the extent necessary to avoid the excise tax payable under Section 280G.

AstroNova, Inc. | 2025 Proxy Statement – 27

Compensation Discussion and Analysis (continued)

Employment Agreements and Severance Benefits. On June 17, 2024, Mr. Smith announced his decision to retire from his positions as our Vice President, Chief Financial Officer and Treasurer. Pursuant to the terms of a Separation Agreement and General Release we entered into with Mr. Smith on June 25, 2024, and which was amended on August 5, 2024 (as amended, the “Separation Agreement”), Mr. Smith’s employment terminated on July 12, 2024 (the “Separation Date”).

Pursuant to the Separation Agreement, (i) Mr. Smith is receiving payment of his base salary (minus federal state, and local withholdings and any liens), at his weekly rate in effect as of the Separation Date times fifty-two (52) weeks (not including bonuses or other incentives), in weekly payments in accordance with our usual payroll practices, (ii) Mr. Smith received payment of his housing allowance through July 2024, and in addition, he was reimbursed $2,000 by the Company for early termination of his lease, (iii) all of Mr. Smith’s outstanding and unvested time-based restricted stock units have continued to vest in accordance with their original vesting schedules, notwithstanding the occurrence of the termination of his employment, (iv) any options issued under our 2018 Equity Incentive Plan terminated in accordance with the terms of such plan, (v) Mr. Smith elected COBRA continuation coverage, and the Company is subsidizing 100% of the cost of COBRA coverage until the earlier to occur of 18 months following the Separation Date and the date he obtains alternate coverage through another employer or provider, (vi) the Company is paying to Mr. Smith, in respect of his costs of Medicare coverage, $633.20 per month from August 1, 2024 through January 31, 2026, (vii) all outstanding performance-based restricted stock units that had become Earned RSUs (within the meaning of those awards) prior to Mr. Smith’s Separation Date became fully vested and settled on January 13, 2025, and (viii) payment for any accrued and unused paid time off was paid on the next regularly scheduled pay date after the Separation Date.

Except for the CIC Agreement with Mr. Woods and the Separation Agreement with Mr. Smith, we generally do not provide any severance benefits to our Named Executive Officers other than those provided to all employees. Severance benefits vary based upon salary levels and length of service.

28 – AstroNova, Inc. | 2025 Proxy Statement

HUMAN CAPITAL AND COMPENSATION COMMITTEE REPORT

The Human Capital and Compensation Committee has reviewed and discussed with management the Compensation Discussion & Analysis included above and based on these reviews and discussions, has recommended to the Board that the Compensation Discussion & Analysis be included in this Proxy Statement.

Human Capital and Compensation Committee:

Richard S. Warzala (Chairman)

Alexis P. Michas

Darius G. Nevin

Mitchell I. Quain

AstroNova, Inc. | 2025 Proxy Statement – 29

EXECUTIVE COMPENSATION

The following table provides information regarding the total compensation paid or accrued by the Company to each of its Named Executive Officers.

2025 Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Stock Awards ($)(a)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)

Gregory A. Woods	2025	472,563	238,505	—	50,682	(b)	761,750
President and CEO	2024	459,251	688,871	98,096	39,888		1,286,106

Michael J. Natalizia	2025	259,938	30,334	—	5,986	(c)	296,258
Chief Technology Officer and Vice President – Technical & Strategic Alliances	2024	250,510	87,684	23,410	5,991		367,595

Thomas W. Carll	2025	225,800	26,833	—	7,672	(d)	260,305
Senior Vice President, General Manager – Aerospace	2024	213,200	74,618	19,924	7,462	(e)	315,204

David S. Smith	2025	187,296	238,886	—	251,424	(f)	677,606
Former Vice President, CFO and Treasurer	2024	316,069	237,058	37,976	57,798		648,901

(a)

The amounts reflect the aggregate grant date fair value of the restricted stock units and performance-based restricted stock units issued to the Named Executive Officers, as calculated under ASC 718, excluding estimated forfeitures. Under ASC 718, the grant date fair value of each time-based restricted stock unit is equal to the closing price of the Company’s common stock on the grant date. The grant date fair value of performance-based restricted stock units is based on the closing price of the Company’s common stock on the grant date and the Company’s estimate, as of the date of grant, of the probable outcome of the performance conditions. The closing price of the Company’s common stock on the grant date for all restricted stock units issued to the Named Executive Offices during fiscal year 2025 was $17.08. For Mr. Smith, this amount also includes $156,885, representing the incremental fair value, calculated in accordance with ASC 718, of certain equity awards, the vesting of which was accelerated in connection with the termination of Mr. Smith’s employment.

(b)

Represents vehicle allowance of $24,915, premiums on Company-paid life insurance policies for which Mr. Woods or his estate is the beneficiary of $13,692, and an employer match under the Company’s Profit Sharing Plan of $12,075.

(c)	Represents an employer match under the Company’s Profit Sharing Plan of $5,986.

(d)	Represents an employer match under the Company’s Profit Sharing Plan of $7,672.

(e)	Represents an employer match under the Company’s Profit Sharing Plan of $7,462.

(f)

Represents severance payments actually paid during fiscal year 2025 of $176,613, health insurance and Medicare benefits of $12,596 paid in fiscal year 2025, unused vacation payout of $34,475, housing allowance of $12,185, vehicle allowance of $9,000, and an employer match under the Company’s Profit Sharing Plan of $6,555. The amount does not include $126,152 of continuing salary payments or $4,432 in health insurance and Medicare benefits payable in fiscal year 2026, as the obligation to pay those amounts is conditioned upon Mr. Smith’s continuing compliance with the Separation Agreement.

30 – AstroNova, Inc. | 2025 Proxy Statement

Executive Compensation (continued)

2025 Grants of Plan-Based Awards

The following table provides information on all plan-based awards by the Company for the fiscal year ended January 31, 2025 to each Named Executive Officer.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(c)	Grant Date Fair Value of Stock Awards ($)(d)
Name	Grant Date	Threshold ($)(a)(b)	Target ($)(a)	Maximum ($)(a)

Gregory A. Woods	6/10/2024	—	381,600	763,200

	6/10/2024				13,964	238,505

Michael J. Natalizia	6/10/2024	—	91,000	182,000

	6/10/2024				1,776	30,334

Thomas W. Carll	6/10/2024	—	80,500	161,000

	6/10/2024				1,571	26,833

David S. Smith	6/10/2024	—	147,600	295,200

	6/10/2024				4,801	82,001

(a)

Represents awards under the Company’s Senior Executive Short-Term Incentive Plan. See “Compensation Discussion & Analysis – Senior Executive Short-Term Incentive Plan” for additional information regarding the Senior Executive Short-Term Incentive Plan.

(b)	The Company’s Senior Executive Short-Term Incentive Plan does not provide for any threshold payment amount for amounts that may be earned thereunder.

(c)

Consists of a restricted stock unit award issued pursuant to the Company’s 2018 Equity Incentive Plan, which vests in three equal annual installments commencing on the first anniversary of the grant date.

(d)

The grant date fair value of each time-based restricted stock unit is equal to the closing price of the Company’s common stock on the grant date. The grant date fair value of performance-based restricted stock units is based on the closing price of the Company’s common stock on the grant date and the Company’s estimate, as of the date of grant, of the probable outcome of the performance conditions.

AstroNova, Inc. | 2025 Proxy Statement – 31

Executive Compensation (continued)

Outstanding Equity Awards at 2025 Fiscal Year-End

The following table provides information on all outstanding equity awards held by each of the Named Executive Officers as of January 31, 2025.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Gregory A. Woods	50,000	—	13.95	3/16/2025	(a)

	50,000	—	15.01	3/14/2026	(a)

	50,000	—	12.85	3/13/2027	(a)

	45,500	—	18.25	6/4/2028	(b)

						31,381	(d)	364,020

						11,872	(e)	137,715

									30,905	(f)	358,498

									36,799	(g)	426,868

Michael J. Natalizia	17,500	—	18.25	6/4/2028	(b)

						3,993	(h)	46,319

						1,496	(e)	17,354

									3,934	(f)	45,634

									4,684	(g)	54,334

Thomas W. Carll	17,500	—	18.25	6/4/2028	(b)

						3,457	(i)	40,101

						1,272	(e)	14,755

									3,348	(f)	38,837

									3,986	(g)	46,238

David S. Smith	50,000	—	13.80	7/12/2025	(c)

	14,000	—	18.25	7/12/2025	(c)

						10,795	(j)	125,222

									—		—

(a)	Options vest in four equal annual installments commencing on the first anniversary of the option grant date (which is ten years prior to the expiration date).

(b)	Options vest in three equal annual installments commencing on the first anniversary of the option grant date (which is ten years prior to the expiration date).

(c)	Options terminate one (1) year after the date of termination of service resulting from retirement from active employment at or after age 65.

(d)

Consists of (i) 6,133 restricted stock units that vested on March 21, 2025; (ii) 5,151 restricted stock units that vested on April 18, 2025; (iii) 6,133 restricted stock units that vest on March 21, 2026; and (iv) 13,964 restricted stock units that vest in equal installments on June 10, 2025, 2026 and 2027.

32 – AstroNova, Inc. | 2025 Proxy Statement

Executive Compensation (continued)

(e)

Consists of performance-based restricted stock units granted in fiscal year 2022 and held by the Named Executive Officers, which may be earned based upon the achievement by the Company of a performance goal relating to the Company’s fiscal year 2022, 2023 and 2024 revenue. Restricted stock units of 7,934, 1,001, and 852 were earned by Messrs. Woods, Natalizia and Carll, respectively, based upon the Company’s fiscal year 2023 revenue. These restricted stock units vest on April 7, 2025. Additional restricted stock units of 3,938, 495, and 420 were earned by Messrs. Woods, Natalizia and Carll, respectively, based upon the Company’s fiscal year 2024 revenue. These restricted stock units vest in equal installments on April 17, 2025 and April 17, 2026.

(f)

Consists of performance-based restricted stock units granted in fiscal year 2023 and held by the Named Executive Officers, which may be earned based upon the achievement by the Company of a performance goal relating to the Company’s fiscal year 2023, 2024 and 2025 revenue. Restricted stock units of 1,328, 169 and 143 were earned on April 7, 2025 by Messrs. Woods, Natalizia and Carll, respectively, based upon the Company’s fiscal year 2025 revenue. These restricted stock units vest in equal installments on April 7, 2025, April 7, 2026 and April 7, 2027.

(g)

Consists of performance-based restricted stock units granted in fiscal year 2024 and held by the Named Executive Officers, which may be earned based upon the achievement by the Company of a performance goal relating to the Company’s fiscal year 2024, 2025 and 2026 revenue. No restricted stock units were earned by the Named Executive Officers based upon the Company’s fiscal year 2025 revenue.

(h)

Consists of (i) 781 restricted stock units that vested on March 21, 2025; (ii) 656 restricted stock units that vested on April 18, 2025; (iii) 780 restricted stock units that vest on March 21, 2026; and (iv) 1,776 restricted stock units that vest in equal installments on June 10, 2025, June 10, 2026 and June 10, 2027.

(i)

Consists of (i) 664 restricted stock units that vested on March 21, 2025; (ii) 558 restricted stock units that vested on April 18, 2025; (iii) 664 restricted stock units that vest on March 21, 2026; and (iv) 1,571 restricted stock units that vest in equal installments on June 10, 2025, June 10, 2026 and June 10, 2027.

(j)

Consists of (i) 2,111 restricted stock units that vested on March 21, 2025; (ii) 1,773 restricted stock units that vested on April 18, 2025; (iii) 2,110 restricted stock units that vest on March 21, 2026; and (iv) 4,801 restricted stock units that vest in equal installments on June 10, 2025, June 10, 2026 and June 10, 2027.

Risk Related to Compensation Policies

The Company’s compensation policies and practices for its employees, including its executive compensation program described in Compensation Discussion and Analysis, aim to provide a risk-balanced compensation package which is competitive in our market sectors and relevant to the individual executive. The Company expects to continue to award certain executives and employees, upon satisfaction of applicable performance conditions and subject to future approval and grant by the Human Capital and Compensation Committee, equity and cash-based awards. Because the Company’s equity incentive programs include substantial vesting features, the Company believes that the structure of its compensation plans discourages short-term risk taking and aligns the interest of its executives and managers with those of its shareholders. The Company does not believe that risks arising from these practices, or its compensation policies and practices considered as a whole, are reasonably likely to have a material adverse effect on the Company.

AstroNova, Inc. | 2025 Proxy Statement – 33

PAY VERSUS PERFORMANCE
The following table provides a comparison between two measures of compensation for our Named Executive Officers and certain measures of performance. The two compensation measures are the Named Executive Officers’ “total compensation,” as presented in the Summary Compensation Table, and their “compensation actually paid,” a measure of compensation required by SEC rules. These measures are presented for the relevant years on an individual basis for our Chief Executive Officer, and as an average for the group of our other Named Executive Officers.
While both “total compensation” and “compensation actually paid” measure compensation for the same fiscal year, the two measures are calculated differently. Compensation actually paid is based on total compensation but substitutes different amounts for equity compensation. Compensation actually paid removes from total compensation the grant-date fair value of equity awards granted during the relevant year and replaces it with the net aggregate change in the fair value of equity awards during the relevant year. This net aggregate change in fair value represents the sum of:

●	the year-end fair value of new awards granted during the year that are outstanding and unvested as of the end of the year;

●	the change in the fair value (positive or negative) of unvested awards outstanding during the entire year, measured from the beginning of the year to the end of the year;

●	the vesting-date fair value of new awards that are granted and also vest in the year;

●
the change in the fair value (positive or negative) of unvested awards that are held at the beginning of the year and that also vest during the year, measured from the beginning of the year to the vesting date;

●
the loss in fair value of unvested awards outstanding at the beginning of the year that fail to meet applicable vesting conditions during the year, measured as the loss of the fair value of those awards at the beginning of the year; and

●	the dollar value of any dividends or other earnings paid on awards during the year prior to any vesting date that are not otherwise reflected in total compensation for the year.
The net change in aggregate fair value must also reflect any increase in the fair value of any equity awards that were repriced or otherwise materially modified during the year. No equity awards were repriced or otherwise materially modified during any of the years presented.

Fiscal Year	Summary Compensation Table Total for Mr. Woods	Compensation Actually Paid to Mr. Woods		Average Summary Compensation Table Total for non-PEO NEOs(a)	Average Compensation Actually Paid to non-PEO NEOs(a)		Value of Initial Fixed $100 Investment Based On Total Shareholder Return(b)	Net Income (in thousands)

2025	$761,750	$(245,256	) (c)	$411,390	$113,481	(c)	$84	$(14,489)

2024	$1,286,106	$1,849,025	(d)	$508,248	$640,408	(d)	$128	$4,694

2023	$1,079,908	$1,105,510	(e)	$450,634	$456,934	(e)	$96	$2,661

(a)
The
Non-Principal
Executive Officer Named Executive Officers
(“
Non-PEO
NEOs”) for whom the Summary Compensation Table total average compensation is presented are: for 2025, Messrs. Smith, Natalizia and Carll, and for 2024 and 2023, Messrs. Smith and Natalizia.

(b)
Represents the cumulative total shareholder return (on a dividends-reinvested basis) on our common stock from January 31, 2022, the last trading day before the earliest year presented in the table, to the last trading day of the relevant year, calculated on the basis of an investment of $100 in our common stock on January 31, 2022.

34 –
AstroNova, Inc.
|
2025 Proxy Statement

Pay Versus Performance
(continued)

(c)
Represents compensation actually paid for fiscal year 2025 to Mr. Woods and the average compensation actually paid for fiscal year 2025 to Messrs. Natalizia, Carll and Smith, our other Named Executive Officers for fiscal year 2025. The following table provides the adjustments to total compensation that were made in order to calculate compensation actually paid (excluding the grant-date fair value of equity awards granted in 2025, which is presented separately in the Summary Compensation Table):

Change in Fair Value	Mr. Woods	Average for non-PEO NEOs

New Grants Unvested at Year-End	161,982	31,506

Prior Years Awards Unvested at Year-End	(406,518)	(43,912)

New Grants that Vested in Fiscal Year 2025	—	—

Prior Years Awards that Vested in Fiscal Year 2025	(2,523)	(8,943)

Prior Years Awards that Failed to Vest in Fiscal Year 2025	(521,443)	(177,875)

Dividends or Earnings on Awards Before Vesting	—	—
The fair value of time-based restricted stock units is equal to the closing price of the Company’s common stock on the measurement date. The fair value of performance-based restricted stock units is based on the closing price of the Company’s common stock on the measurement date and the Company’s estimate, as of the measurement date, of the probable outcome of the performance conditions.

(d)
Represents compensation actually paid for fiscal year 2024 to Mr. Woods, and the average compensation actually paid for fiscal year 2024 to Messrs. Smith and Natalizia, our other Named Executive Officers for fiscal year 2024. The fair value of time-based restricted stock units is equal to the closing price of the Company’s common stock on the measurement date. The fair value of performance-based restricted stock units is based on the closing price of the Company’s common stock on the measurement date and the Company’s estimate, as of the measurement date, of the probable outcome of the performance conditions.

(e)
Represents compensation actually paid for fiscal year 2023 to Mr. Woods, and the average compensation actually paid for fiscal year 2023 to Messrs. Smith and Natalizia, our other Named Executive Officers for fiscal year 2023. The fair value of time-based restricted stock units is equal to the closing price of the Company’s common stock on the measurement date. The fair value of performance-based restricted stock units is based on the closing price of the Company’s common stock on the measurement date and the Company’s estimate, as of the measurement date, of the probable outcome of the performance conditions.

RELATIONSHIP BETWEEN PAY AND PERFORMANCE
The following table shows, for the periods presented, the relationship between, on the one hand, the compensation actually paid to Mr. Woods and the average compensation actually paid to our
other Named Executive Officers and, on the other hand, each of:

●	Our cumulative total shareholder return since January 31, 2022, the last trading day before fiscal year 2023; and

●	Our net income over the last three years.

Metric	Fiscal Year 2023	Fiscal Year 2024	Fiscal Year 2025	Change from Fiscal Year 2023 to Fiscal Year 2024 (%)	Change from Fiscal Year 2024 to Fiscal Year 2025 (%)

Compensation actually paid to Mr. Woods	$1,105,510	$1,849,025	$(245,256)	67.3%	(113.3)%

Average Compensation Actually Paid to Non-PEO NEOs	$456,934	$640,408	$113,481	40.2%	(82.3)%

Total Shareholder Return since January 31, 2022	(4)%	28%	(16)%	800.0%	(157.1)%

Net income (in thousands)	$2,661	$4,694	$(14,489)	76.4%	(408.7)%

AstroNova, Inc.
|
2025 Proxy Statement
 – 35

Pay Versus Performance
(continued)

EQUITY INCENTIVE AWARDS-MECHANICS AND TIMING OF STOCK OPTION AND OTHER EQUITY AWARD GRANTS
We do not currently grant stock options to our NEOs, and although we do not have a formal policy regarding the timing of awards of stock options, stock appreciation rights and/or similar option-like instruments grants to our Named Executive Officers, we do not grant equity awards in anticipation of the release of material nonpublic information. Similarly, we do not time the release of material nonpublic information about the company based on equity award grant dates.

36 –
AstroNova, Inc.
|
2025 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about the Company’s equity compensation plans as of January 31, 2025:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans

Equity Compensation Plans Approved by Shareholders	675,476	(1)	$15.52	(2)	667,584	(3)

Equity Compensation Plans Not Approved by Shareholders	—		—		—

Total	675,476	(1)	$15.52	(2)	667,584	(3)

(1)

Includes 178,599 shares issuable upon exercise of outstanding options granted under the Company’s 2007 Equity Incentive Plan; 112,600 shares issuable upon exercise of outstanding options granted under the Company’s 2015 Equity Incentive Plan; and 130,500 shares issuable upon exercise of outstanding options granted and 253,777 restricted stock units outstanding under the Company’s 2018 Equity Incentive Plan. Refer to Note 15, “Share-Based Compensation,” to the Company’s audited financial statements for the fiscal year ended January 31, 2025 included in the Company’s Annual Report on Form 10-K filed with the SEC on April 15, 2025 for further discussion.

(2)	Does not include restricted stock units.

(3)

Represents 655,076 shares available for grant under the Company’s 2018 Equity Incentive Plan and 12,508 shares available for issuance under the Company’s Employee Stock Purchase Plan. During the first quarter of fiscal year 2026, the Board terminated the Company’s Employee Stock Purchase Plan.

AstroNova, Inc. | 2025 Proxy Statement – 37

PROPOSAL NO. 2 ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by the Section 14A(a)(1) of the Exchange Act, the Board is providing shareholders with the opportunity to cast an advisory vote on the Company’s executive compensation at the annual meeting through the following resolution:

“RESOLVED, that the shareholders approve the Company’s executive compensation, as described in the Compensation Discussion and Analysis and the tabular disclosure regarding Named Executive Officer compensation (together with the accompanying narrative disclosure) in the Company’s Proxy Statement.”

The Board believes that the Company’s compensation policies and procedures, which are described more fully in the “Compensation Discussion and Analysis” section of this Proxy Statement and in the tables and narrative in the “Executive Compensation” section, are strongly aligned with the long-term interests of shareholders. These policies and procedures balance short-term and longer-term compensation opportunities to assure that the Company meets short-term objectives while continuing to produce value for our shareholders over the long term.

Approval of this proposal requires the affirmative vote of a majority of the shares of common stock entitled to vote and present in person or represented by proxy at the annual meeting. Abstentions will have the same effect as a vote against the proposal, and broker non-votes will have no effect on the outcome of the vote. This vote will not be binding on or overrule any decisions by the Board or any committee thereof, will not create or imply any additional fiduciary duty on the part of the Board, and will not restrict or limit the ability of the Company’s shareholders to make proposals for inclusion in proxy materials related to executive compensation. However, the Human Capital and Compensation Committee and the Board will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION, AS DESCRIBED IN THE COMPENSATION DISCUSSION AND ANALYSIS, AND THE TABULAR DISCLOSURE REGARDING NAMED EXECUTIVE OFFICER COMPENSATION (TOGETHER WITH ACCOMPANYING NARRATIVE DISCLOSURE) IN THIS PROXY STATEMENT, USING THE ENCLOSED WHITE PROXY CARD OR VOTING INSTRUCTION FORM.

38 – AstroNova, Inc. | 2025 Proxy Statement

PROPOSAL NO. 3 ADVISORY VOTE ON THE FREQUENCY OF EXECUTIVE COMPENSATION VOTES

As required by the Section 14A(a)(2) of the Exchange Act, we are providing shareholders the opportunity to advise on how frequently we should include in our Proxy Statement a vote on our executive compensation similar to Proposal No. 2 of this Proxy Statement. We are required to hold this advisory vote on the frequency of the advisory vote on executive compensation at least once every six years. The Board will consider carefully the results of shareholder voting upon the frequency of inclusion of our proposal regarding approval of our executive compensation, but the final vote is advisory in nature and not binding upon the Board. By voting on this proposal, shareholders may indicate whether they prefer an advisory vote on named executive compensation once every one, two, or three years. We ask that you support a frequency period of every year for future non-binding shareholder votes on executive compensation.

The Board believes that an annual advisory vote on executive compensation will allow our shareholders to provide timely, direct input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year.

The voting frequency option that receives the greatest number of votes cast by the shares of our common stock entitled to vote and present in person or represented by proxy at the annual meeting will be the frequency for the advisory vote on executive compensation that has been selected by shareholders. Abstentions and broker non-votes will have no effect on the outcome of the vote on this proposal. However, because this vote is advisory and not binding on the Board or the Company in any way, the Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option selected by our shareholders.

THE BOARD RECOMMENDS A VOTE FOR “1 YR” ON THE FREQUENCY OF OUR SUBMISSION OF A VOTE OF SHAREHOLDERS FOR APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION USING THE ENCLOSED WHITE PROXY CARD OR VOTING INSTRUCTION FORM.

AstroNova, Inc. | 2025 Proxy Statement – 39

PROPOSAL NO. 4 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has sole authority to select, evaluate and when appropriate, to replace the Company’s independent auditors. The Audit Committee has appointed Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2026. Although action by the Company’s shareholders on this matter is not required, the Audit Committee believes it is appropriate to seek shareholder ratification in light of the critical role played by the independent auditors in evaluating the integrity of Company financial controls and reporting and requests that shareholders ratify such appointment.

Approval of this proposal requires the affirmative vote of a majority of the shares of common stock entitled to vote and present in person or represented by proxy at the annual meeting. Abstentions will have the same effect as a vote against the proposal, and broker non-votes will have no effect on the outcome of the vote.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF WOLF & COMPANY, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 31, 2026, USING THE ENCLOSED WHITE PROXY CARD OR VOTING INSTRUCTION FORM.

Independent Accountants’ Fees, Services and Other Matters

The Company expects a representative of Wolf & Company, P.C. will participate in the annual meeting via remote communication with the opportunity to make a statement, if he or she so desires, and that such representative will be available to respond to appropriate questions.

Aggregate fees for professional services rendered for the Company by Wolf & Company, P.C. for the fiscal years ended January 31, 2025 and 2024 are set forth below.

	2025	2024

Audit Fees	$458,000	$392,000

Audit-Related Fees	$—	$—

Tax Fees	$—	$—

All Other Fees	$—	$—

Audit Fees for the fiscal years ended January 31, 2025 and 2024 were for professional services rendered for the audit of the Company’s annual financial statements and internal control over financial reporting, quarterly review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q, consents and other assistance required to complete the year end audit of the consolidated financial statements. Audit fees for the fiscal year ended January 31, 2024 also includes fees for professional services related to the review of the Company’s registration statement on Form S-8.

Policy on Audit Committee Pre-Approval. The Audit Committee pre-approves all audit and non-audit services provided by the independent accountants prior to the engagement of the independent accountants with respect to such services. None of the services described above were approved by the Audit Committee under the de minimis exception provided by Rule 2-01(C)(7)(i)(c) under Regulation S-X.

40 – AstroNova, Inc. | 2025 Proxy Statement

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent as defined by the NASDAQ listing standards and SEC rules. The Audit Committee operates under a written charter approved by the Board.

Management is responsible for the Company’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee’s responsibilities focus on two primary areas: (1) the adequacy of the Company’s internal controls and financial reporting process and the reliability of the Company’s financial statements; and (2) the independence and performance of the Company’s independent accountants. The Audit Committee has sole authority to select, evaluate and when appropriate, replace the Company’s independent auditors.

The Audit Committee has met with management and the Company’s independent accountants, Wolf & Company, P.C., to review and discuss the January 31, 2025 financial statements. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee also discussed with Wolf & Company, P.C. the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee also received from Wolf & Company, P.C. the written disclosures and the letter from Wolf & Company, P.C. pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding Wolf & Company, P.C.’s communications with the Audit Committee concerning independence, and has discussed with Wolf & Company, P.C. its independence from the Company.

The Audit Committee received the information concerning the fees of Wolf & Company, P.C. for the year ended January 31, 2025 set forth above under “Independent Accountant Fees and Services.” When applicable, the Audit Committee considers whether the provision of non-audit services is compatible with maintaining the independence of the independent accountants. Wolf & Company, P.C. did not provide any non-audit services during the fiscal year ended January 31, 2025.

Based upon the review and discussions referred to above, the Audit Committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended January 31, 2025, to be filed with the SEC.

Audit Committee: Mitchell I. Quain (Chairman) Alexis P. Michas Darius G. Nevin Yvonne E. Schlaeppi

AstroNova, Inc. | 2025 Proxy Statement – 41

RELATED PARTY TRANSACTIONS

Potential conflicts of interest and related party transactions are referred by the Board to the Audit Committee for review and approval. In reviewing and evaluating potential conflicts of interest and related party transactions, the Audit Committee uses applicable NASDAQ listing standards and SEC rules as a guide.

No officer, director or nominee for director of the Company or any associate of any of the foregoing had during the period beginning on February 1, 2024 through the date of this proxy statement any material interest, direct or indirect, in any material transaction or any material proposed transaction in which the amount exceeds $120,000 and to which the Company was or is to be a party.

None of our non-employee directors have any substantial interest in any matter to be acted upon except with respect to the directors so nominated (Proposal 1). None of our executive officers, other than Mr. Woods, have any substantial interest in any matter to be acted upon other than with respect to approval of the compensation paid to our Named Executive Officers (Proposal 2). Mr. Woods does not have a substantial interest in any matter to be acted upon except with respect to Proposals 1 and 2.

FINANCIAL REPORTS

A copy of the annual report of the Company for the fiscal year ended January 31, 2025, including the Company’s annual report to the SEC on Form 10-K, accompanies this proxy statement. Such report is not part of this proxy statement.

PROPOSALS FOR 2026 ANNUAL MEETING

The 2026 annual meeting of the shareholders of the Company is scheduled to be held on May 19, 2026, the third Tuesday in May. If a shareholder intending to present a proposal at that meeting wishes to have such proposal included in the Company’s proxy statement and form of proxy relating to the meeting pursuant to Rule 14a-8, the shareholder must submit the proposal to the Company no later than January 19, 2026. Shareholder proposals not requested to be included in the proxy statement pursuant to Rule 14a-8 and director nominations that are to be considered at the 2026 annual meeting must be submitted no earlier than December 20, 2025 and no later than March 20, 2026. To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 10, 2026. If the date of the 2026 annual meeting is more than 30 days before or after July 9, 2026, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide such notice by the later of 60 days prior to the meeting or the 10th day after the Company first publicly announces the date of the meeting. The deadline under Rule 14a-19(b) is a minimum notice requirement that does not override or supersede the earlier deadline in our By-laws. A stockholder intending to solicit proxies in support of director nominees other than our nominees must satisfy the requirements of both our By-laws and Rule 14a-19, which imposes conditions beyond those in our By-laws. Rule 14a-19(b) requires that the stockholder’s notice to us must include the names of all nominees for whom the stockholder intends to solicit proxies and must include a statement that the stockholder intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than our nominees.

OTHER MATTERS

No business other than that set forth in the attached Notice of Meeting is expected to come before the annual meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company. In the event any of the nominees for the office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies will vote for other persons in their place in what they consider the best interests of the Company.

You are urged to sign and return your proxy promptly to make certain your shares will be voted at the meeting. You may revoke your proxy at any time before it is voted.

42 – AstroNova, Inc. | 2025 Proxy Statement

APPENDIX A

INFORMATION CONCERNING PARTICIPANTS

IN THE COMPANY’S SOLICITATION OF PROXIES

The following tables and information under the headings “Directors” and “Officers and Employees” provide the name, present principal occupation and business address of the Company’s directors and officers who, under the rules of the SEC, are considered to be “participants” in the Company’s solicitation of proxies from its shareholders in connection with the Company’s 2025 Annual Meeting of Shareholders.

Directors

The principal occupations, and the name and principal business of any corporation or organization in which their employment is carried on, of directors who are considered “participants” in the Company’s solicitation are set forth under the heading “Information Regarding Company Nominees” beginning on page 6 of this proxy statement. The name and business address of the Company’s directors are as follows:

Name	Business Address

Alexis P. Michas	c/o AstroNova, Inc., 600 East Greenwich Avenue, West Warwick, Rhode Island 02893

Darius G. Nevin	c/o AstroNova, Inc., 600 East Greenwich Avenue, West Warwick, Rhode Island 02893

Mitchell I. Quain	c/o AstroNova, Inc., 600 East Greenwich Avenue, West Warwick, Rhode Island 02893

Yvonne E. Schlaeppi	c/o AstroNova, Inc., 600 East Greenwich Avenue, West Warwick, Rhode Island 02893

Richard S. Warzala	c/o AstroNova, Inc., 600 East Greenwich Avenue, West Warwick, Rhode Island 02893

Gregory A. Woods	c/o AstroNova, Inc., 600 East Greenwich Avenue, West Warwick, Rhode Island 02893

Officers and Employees

The principal occupations of the Company’s officers who are considered “participants” in the Company’s solicitation of proxies are set forth below. The principal occupation refers to the officer’s position with the Company, and the business address for each officer is c/o AstroNova, Inc., 600 East Greenwich Avenue, West Warwick, Rhode Island 02893.

Name	Principal Occupation

Gregory A. Woods	Chief Executive Officer and President

Information Regarding Ownership of Company Securities by Participants

Information regarding Company securities held by the Company’s directors and named executive officers as of May 15, 2025 is set forth under the heading “Security Ownership of Directors and Officers” on page 15 of this proxy statement. As of May 15, 2025, Mr. Woods beneficially owned 205,956 shares of our common stock and held restricted stock units with respect to 83,655 shares of the Company’s common stock that will not vest within 60 days of May 15, 2025.

AstroNova, Inc. | 2025 Proxy Statement – A-1

Appendix A (continued)

All Company securities that are owned of record by each of our directors and officers are beneficially owned by such person.

Information Regarding Transactions in Target Securities by Participants

The following table provides information regarding purchases and sales of Company securities by each of the participants listed above under the headings “Directors” and “Officers and Employees” during the past two years. Unless otherwise indicated, all transactions were in the public market or pursuant to the Company’s equity compensation plans, and none of the purchase prices or market values of those shares is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Shares of Common Stock Purchased or Sold (May 15, 2023 through May 15, 2025)

Name	Date	Number of Shares	Description of Transaction

Alexis P. Michas	June 7, 2023	1,129	Acquisition	Compensatory grant pursuant to AstroNova, Inc. Amended and Restated Non-Employee Director Annual Compensation Program

	September 13, 2023	1,329	Acquisition	Compensatory grant pursuant to AstroNova, Inc. Amended and Restated Non-Employee Director Annual Compensation Program

	December 5, 2023	1,250	Acquisition	Compensatory grant pursuant to AstroNova, Inc. Amended and Restated Non-Employee Director Annual Compensation Program

	March 21, 2024	980	Acquisition	Compensatory grant pursuant to AstroNova, Inc. Amended and Restated Non-Employee Director Annual Compensation Program

	June 11, 2024	1,078	Acquisition	Compensatory grant pursuant to AstroNova, Inc. Amended and Restated Non-Employee Director Annual Compensation Program

	September 10, 2024	1,230	Acquisition	Compensatory grant pursuant to AstroNova, Inc. Amended and Restated Non-Employee Director Annual Compensation Program

	December 3, 2024	1,208	Acquisition	Compensatory grant pursuant to AstroNova, Inc. Amended and Restated Non-Employee Director Annual Compensation Program

	March 19, 2025	1,710	Acquisition	Compensatory grant pursuant to AstroNova, Inc. Amended and Restated Non-Employee Director Annual Compensation Program

Darius G. Nevin	March 28, 2025	765	Acquisition	Compensatory grant pursuant to AstroNova, Inc. Amended and Restated Non-Employee Director Annual Compensation Program

A-2 – AstroNova, Inc. | 2025 Proxy Statement

Appendix A (continued)

Name	Date	Number of Shares	Description of Transaction

Mitchell I. Quain	May 16, 2023	5,000	Acquisition	Stock option exercise

	June 7, 2023	1,129	Acquisition	Compensatory grant pursuant to AstroNova, Inc. Amended and Restated Non-Employee Director Annual Compensation Program

	September 13, 2023	1,329	Acquisition	Compensatory grant pursuant to AstroNova, Inc. Amended and Restated Non-Employee Director Annual Compensation Program

	December 5, 2023	1,250	Acquisition	Compensatory grant pursuant to AstroNova, Inc. Amended and Restated Non-Employee Director Annual Compensation Program

	March 21, 2024	980	Acquisition	Compensatory grant pursuant to AstroNova, Inc. Amended and Restated Non-Employee Director Annual Compensation Program

	May 8, 2024	5,000	Acquisition	Stock option exercise

	June 11, 2024	1,078	Acquisition	Compensatory grant pursuant to AstroNova, Inc. Amended and Restated Non-Employee Director Annual Compensation Program

	September 10, 2024	1,230	Acquisition	Compensatory grant pursuant to AstroNova, Inc. Amended and Restated Non-Employee Director Annual Compensation Program

	December 3, 2024	1,208	Acquisition	Compensatory grant pursuant to AstroNova, Inc. Amended and Restated Non-Employee Director Annual Compensation Program

	March 19, 2025	1,710	Acquisition	Compensatory grant pursuant to AstroNova, Inc. Amended and Restated Non-Employee Director Annual Compensation Program

Yvonne E. Schlaeppi	June 7, 2023	1,129	Acquisition	Compensatory grant pursuant to AstroNova, Inc. Amended and Restated Non-Employee Director Annual Compensation Program

	September 13, 2023	1,329	Acquisition	Compensatory grant pursuant to AstroNova, Inc. Amended and Restated Non-Employee Director Annual Compensation Program

	December 5, 2023	1,250	Acquisition	Compensatory grant pursuant to AstroNova, Inc. Amended and Restated Non-Employee Director Annual Compensation Program

	March 21, 2024	980	Acquisition	Compensatory grant pursuant to AstroNova, Inc. Amended and Restated Non-Employee Director Annual Compensation Program

AstroNova, Inc. | 2025 Proxy Statement – A-3

Appendix A (continued)

Name	Date	Number of Shares	Description of Transaction

	June 11, 2024	1,078	Acquisition	Compensatory grant pursuant to AstroNova, Inc. Amended and Restated Non-Employee Director Annual Compensation Program

	September 10, 2024	1,230	Acquisition	Compensatory grant pursuant to AstroNova, Inc. Amended and Restated Non-Employee Director Annual Compensation Program

	December 3, 2024	1,208	Acquisition	Compensatory grant pursuant to AstroNova, Inc. Amended and Restated Non-Employee Director Annual Compensation Program

	March 19, 2025	1,710	Acquisition	Compensatory grant pursuant to AstroNova, Inc. Amended and Restated Non-Employee Director Annual Compensation Program

Richard S. Warzala	June 7, 2023	1,129	Acquisition	Compensatory grant pursuant to AstroNova, Inc. Amended and Restated Non-Employee Director Annual Compensation Program

	September 13, 2023	1,329	Acquisition	Compensatory grant pursuant to AstroNova, Inc. Amended and Restated Non-Employee Director Annual Compensation Program

	December 5, 2023	1,250	Acquisition	Compensatory grant pursuant to AstroNova, Inc. Amended and Restated Non-Employee Director Annual Compensation Program

	March 21, 2024	980	Acquisition	Compensatory grant pursuant to AstroNova, Inc. Amended and Restated Non-Employee Director Annual Compensation Program

	June 11, 2024	1,078	Acquisition	Compensatory grant pursuant to AstroNova, Inc. Amended and Restated Non-Employee Director Annual Compensation Program

	September 10, 2024	1,230	Acquisition	Compensatory grant pursuant to AstroNova, Inc. Amended and Restated Non-Employee Director Annual Compensation Program

	December 3, 2024	1,208	Acquisition	Compensatory grant pursuant to AstroNova, Inc. Amended and Restated Non-Employee Director Annual Compensation Program

	March 19, 2025	1,710	Acquisition	Compensatory grant pursuant to AstroNova, Inc. Amended and Restated Non-Employee Director Annual Compensation Program

	April 17, 2025	20,000	Acquisition	Open-market purchase

A-4 – AstroNova, Inc. | 2025 Proxy Statement

Appendix A (continued)

Name	Date	Number of Shares	Description of Transaction

Gregory A. Woods	March 21, 2024	6,133	Acquisition	Issuance of shares upon vesting of restricted stock units

	March 21, 2024	2,297	Disposition	Shares forfeited to Company to satisfy tax withholding obligations upon vesting of restricted stock units

	April 7, 2024	5,734	Acquisition	Issuance of shares upon vesting of restricted stock units

	April 7, 2024	7,934	Acquisition	Issuance of shares upon vesting of restricted stock units

	April 7, 2024	5,150	Disposition	Shares forfeited to Company to satisfy tax withholding obligations upon vesting of restricted stock units

	April 17, 2024	1,969	Acquisition	Issuance of shares upon vesting of restricted stock units

	April 17, 2024	755	Disposition	Shares forfeited to Company to satisfy tax withholding obligations upon vesting of restricted stock units

	April 18, 2024	5,151	Acquisition	Issuance of shares upon vesting of restricted stock units

	April 18, 2024	1,975	Disposition	Shares forfeited to Company to satisfy tax withholding obligations upon vesting of restricted stock units

	May 6, 2024	50,000	Acquisition	Stock option exercise

	May 6, 2024	43,263	Disposition	Shares forfeited to Company to satisfy stock option exercise price

	January 29, 2025	314.4977	Acquisition	Purchase pursuant to AstroNova, Inc. Employee Stock Purchase Plan

	March 21, 2025	6,133	Acquisition	Issuance of shares upon vesting of restricted stock units

	March 21, 2025	1,819	Disposition	Shares forfeited to Company to satisfy tax withholding obligations upon vesting of restricted stock units

	April 2, 2025	352.2883	Acquisition	Purchase pursuant to AstroNova, Inc. Employee Stock Purchase Plan

	April 7, 2025	7,934	Acquisition	Issuance of shares upon vesting of restricted stock units

	April 7, 2025	443	Acquisition	Issuance of shares upon vesting of restricted stock units

	April 7, 2025	2,467	Disposition	Shares forfeited to Company to satisfy tax withholding obligations upon vesting of restricted stock units

AstroNova, Inc. | 2025 Proxy Statement – A-5

Appendix A (continued)

Name	Date	Number of Shares	Description of Transaction

	April 17, 2025	1,969	Acquisition	Issuance of shares upon vesting of restricted stock units

	April 17, 2025	580	Disposition	Shares forfeited to Company to satisfy tax withholding obligations upon vesting of restricted stock units

	April 18, 2025	5,151	Acquisition	Issuance of shares upon vesting of restricted stock units

	April 18, 2025	1,517	Disposition	Shares forfeited to Company to satisfy tax withholding obligations upon vesting of restricted stock units

Miscellaneous Information Concerning Participants

Other than as set forth in this Appendix A or the proxy statement, to the Company’s knowledge, no person listed above under the headings “Directors” and “Officers and Employees” or any of his or her “associates” beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, any shares or other securities of the Company or any of its subsidiaries. Furthermore, except as described in the proxy statement, to the Company’s knowledge, no such person or any of his or her affiliates or associates is or since February 1, 2024 has been either a party to any transaction or series of similar transactions, or any currently proposed transaction or series of similar transactions, (i) to which the Company or any of its subsidiaries was or is to be a party, (ii) in which the amount involved exceeds $120,000, and (iii) in which such person, affiliate or associate had or will have a direct or indirect material interest, as described in Item 404 of Regulation S-K promulgated by the SEC.

To the Company’s knowledge, except as described in the proxy statement, no person listed above under the headings “Directors” and “Officers and Employees” or any of his or her associates has entered into any arrangement or understanding with any person with respect to (i) any future employment with the Company or its affiliates or (ii) any future transactions to which the Company or any of its affiliates will or may be a party. Except as described in this Appendix A or the proxy statement, to the Company’s knowledge, none of the persons listed under the headings “Directors” and “Officers and Employees” is or within the past year has been a party to any contract, arrangement or understanding with any person with respect to any of the Company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees WITHHOLD loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies. Except as described in this Appendix A or the proxy statement, to the Company’s knowledge, no persons listed under the headings “Directors” and “Officers and Employees” has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting and there are no arrangements or understandings pursuant to which any nominee of the Board for election as a director is proposed to be elected, and therefore there are no parties to any such arrangement or understanding who could have such an interest.

A-6 – AstroNova, Inc. | 2025 Proxy Statement

PROXY AstroNova, Inc. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 9, 2025 The undersigned, having received notice of the meeting and the proxy statement, hereby appoints Alexis P. Michas, Darius G. Nevin, Mitchell I. Quain, Yvonne E. Schlaeppi, Richard S. Warzala and Gregory A. Woods, and each of them, as proxies for the undersigned, with full power of substitution to act and to vote all the shares of Common Stock of AstroNova, Inc. held of record by the undersigned on May 15, 2025, the record date, at the annual meeting of shareholders to be held on July 9, 2025, beginning at 9:00 a.m., Eastern Daylight Time at FOLEY HOAG LLP, Seaport World Trade Center West, 155 Seaport Boulevard, Boston, Massachusetts 02210-2600, or any adjournment thereof by visiting the unique link provided to you following registration. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. IMPORTANT—PLEASE DATE, SIGN, AND MAIL YOUR WHITE UNIVERSAL PROXY CARD AS SOON AS POSSIBLE. (Continued and to be marked, dated and signed on other side) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on July 9, 2025: The Annual Report and Proxy Statement are available at https://web.viewproxy.com/ALOT/2025

Please mark your votes like this ☒ THE BOARD OF DIRECTORS RECOMMENDS A VOTE: “FOR” ONLY ON EACH OF THE MANAGEMENT NOMINEES SET FORTH BELOW IN PROPOSAL 1, AND “FOR” PROPOSALS 2 AND 4. IF YOU VOTE “FOR” MORE THAN SIX NOMINEES, ALL OF YOUR VOTES ON PROPOSAL 1 WILL BE INVALID AND NONE OF YOUR VOTES ON PROPOSAL 1 WILL BE COUNTED. THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE HELD EVERY 1 YEAR. 1. The election of six directors to serve until the next annual meeting of shareholders until their successors are elected and have qualified - Vote “FOR” up to six nominees in total. If you vote “FOR” at least one but no more than six nominees, your shares will only be voted “FOR” those nominees you have so marked. Management Nominees FOR WITHHOLD BOARD OF DIRECTORS RECOMMENDS 1(A) Alexis P. Michas ☐ ☐ FOR 1(B) Darius G. Nevin ☐ ☐ FOR 1(C) Mitchell I. Quain ☐ ☐ FOR 1(D) Yvonne E. Schlaeppi ☐ ☐ FOR 1(E) Richard S. Warzala ☐ ☐ FOR 1(F) Gregory A. Woods ☐ ☐ FOR Concerned Shareholder Nominees FOR WITHHOLD BOARD OF DIRECTORS RECOMMENDS 1(G) Shawn Kravetz ☐ ☐ WITHHOLD 1(H) Ryan Oviatt ☐ ☐ WITHHOLD 1(I) Samir Patel ☐ ☐ WITHHOLD 1(J) Boyd Roberts ☐ ☐ WITHHOLD 1(K) Jeff Sands ☐ ☐ WITHHOLD THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 2. 2. The approval, on an advisory, non-binding basis, of the compensation paid to the Company’s Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K (including in the compensation discussion and analysis, compensation tables, and accompanying narrative disclosures); ☐ FOR ☐ AGAINST ☐ ABSTAIN THE BOARD RECOMMENDS “1 YR” 3. Whether shareholders would prefer that the Company conduct future advisory votes on the compensation of its named executive officers every one, two or three years; CONTROL NUMBER ☐ 1 YR ☐ 2 YRS ☐ 3 YRS ☐ ABSTAIN THE BOARD RECOMMENDS A VOTE “FOR” PROPOSAL 4. 4. The ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2026; ☐ FOR ☐ AGAINST ☐ ABSTAIN 5. Such other business as may properly come before the meeting. 5. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. CONTROL NUMBER PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone INTERNET Vote Your Proxy on the Internet: Go to www.AALvote.com/ALOT Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: Mark, sign, date and mail the WHITE UNIVERSAL PROXY CARD in the envelope provided as soon as possible.